EXHIBIT 10.1

CENTRAL HUDSON GAS & ELECTRIC CORPORATION SAVINGS INCENTIVE PLAN
(January 1, 2011 Restatement)

i

v

PREAMBLE

The Central Hudson Gas & Electric Corporation Savings Incentive Plan, originally effective as of January 1, 1984, is hereby amended and restated in its entirety. This amendment and restatement shall be effective as of January 1, 2011. Except for the portion of the Plan that is held at any one time in the CH Energy Group Stock Fund, the Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan under Code Section 401(a), and includes a cash or deferred arrangement that is intended to qualify under Code Section 401(k).  The portion of the Plan that is held at any one time in the CH Energy Group Stock Fund is designated as an "employee stock ownership plan" within the meaning of Code Section 4975(e)(7) designed to invest primarily in CH Energy Group Stock and is intended to qualify under Section 401(a) as a stock bonus plan.  The Plan is maintained for the exclusive benefit of Eligible Employees and their Beneficiaries.

Notwithstanding any other provision of the Plan to the contrary, a Participant's vested interest in his Account under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his account on the day immediately preceding the effective date. Any provision of the Plan that restricted or limited withdrawals, loans, or other distributions, or otherwise required separate accounting with respect to any portion of a Participant's Account immediately prior to the later of the effective date of this amendment and restatement or the date this amendment and restatement is adopted and the elimination of which would adversely affect the qualification of the Plan under Code Section 401(a) shall continue in effect with respect to such portion of the Participant's Account as if fully set forth in this amendment and restatement.

Effective as of December 31, 2003 (the "merger date"), the Griffith Energy Services, Inc. Savings Incentive Plan and the SCASCO, Inc. 401(k) Profit Sharing Plan were merged into and made a part of the Plan.

All assets and liabilities of the "merged plans" were transferred to and made a part of the Plan.  Each Covered Employee who was eligible to participate in either of the "merged plans" immediately prior to the "merger date" shall continue to be eligible to participate in the Plan on and after the "merger date".  In no event shall a Participant's vested interest in his Sub-Account attributable to amounts transferred to the Plan from one of the "merged plans" (his "transferee Sub-Account") on and after the "merger date" be less than his vested interest in his account under such "merged plan" immediately prior to the "merger date". Notwithstanding any other provision of the Plan to the contrary, a Participant's service credited for eligibility and vesting purposes under a "merged plan" as of the "merger date", if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan; provided, however, that inclusion of such service shall not duplicate the Eligibility and Vesting Service otherwise credited under the Plan for periods prior to the "merger date".

ARTICLE I
DEFINITIONS AND INTERPRETATION

1.1  Plan Definitions

As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

An "Account" means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts maintained thereunder, as provided in Article VIII.

An "Administrative Delegate" means one or more persons or institutions to which the Administrator has delegated certain administrative functions pursuant to a written agreement.

The "Administrator" means the Committee unless the Sponsor designates another person or persons to act as such.

An "After-Tax Contribution" means any after-tax employee contribution made by a Participant to the Plan as may be permitted under Article V or as may have been permitted under the terms of the Plan prior to this amendment and restatement or any after-tax employee contribution made by a Participant to another plan that is transferred directly to the Plan. After-Tax Contributions include after-tax employee contributions that are rolled over to the Plan in accordance with the provisions of Article V.

The "Beneficiary" of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

A Participant's "Benefit Payment Date" means the first day on which all events have occurred which entitle the Participant to receive payment of his benefit.

A "Catch-Up 401(k) Contribution" means any 401(k) Contribution made on behalf of a Participant that is in excess of an applicable Plan limit and is made pursuant to, and is intended to comply with, Code Section 414(v).

A "Central Hudson Employee" means an Employee who is employed by Central Hudson Gas & Electric Corporation.

"CH Energy Group Stock" means the common stock of CH Energy Group, Inc. or its successor.

The "CH Energy Group Stock Fund" means the Investment Fund invested primarily in CH Energy Group Stock.

The "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The "Committee" is the Benefits Committee of Central Hudson Gas & Electric Corporation.

The "Compensation" of a Participant for any period means the wages as defined in Code Section 3401(a), determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for such period for services as a Covered Employee for which his Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 (commonly referred to as W-2 earnings), but excluding reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits.

Notwithstanding the foregoing and only with regard to Central Hudson Employees, Compensation shall not include the following:

*	bonuses.

*	overtime pay.

*	commissions.

In addition to the foregoing, Compensation includes any amount that would have been included in the foregoing description, but for the Participant's election to defer payment of such amount under Code Section 125, 402(e)(3), 402(h)(1)(B), 403(b), or 457(b) and certain contributions described in Code Section 414(h)(2) that are picked up by the employing unit and treated as employer contributions.  Effective for Plan Years beginning on and after January 1, 2001, Compensation shall also include any amount that is not included in the Participant's taxable gross income pursuant to Code Section 132(f).

In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed  $245,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year).  If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

Notwithstanding any other provision of the Plan to the contrary, effective for Plan Years beginning on and after July 1, 2007, if a Participant has a severance from employment (as defined in Treasury Regulations Section 1.401(k)-1(d)(2)) with the Employers and all Related Companies, Compensation shall not include amounts paid or payable to the Participant following such severance from employment.

Notwithstanding any other provision of the Plan to the contrary, if a Participant is absent from employment as a Covered Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his Compensation will include any differential pay, as defined hereunder, he receives or is entitled to receive from his Employer. For purposes of this paragraph, "differential pay" means any payment made to the Participant by the Employer after December 31, 2008, with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as a Covered Employee.

A "Contribution Period" means the period specified in Article VI for which Employer Contributions shall be made.

A "Covered Employee" means any person classified as an Employee by an Employer, in accordance with its payroll records. Notwithstanding the foregoing, the term "Covered Employee" shall not include the following:

•
any individual with respect to whom an Employer does not withhold income or employment taxes and file Form W-2 (or any replacement Form) with the Internal Revenue Service because such individual has executed a contract, letter of agreement, or other document acknowledging his status as an independent contractor who is not entitled to benefits under the Plan or is otherwise not classified by his Employer as a common law employee, even if such individual is later adjudicated to be a common law employee of his Employer, unless and until the Employer extends coverage to such individual

•	any individual who is classified by an Employer as a temporary employee who has not completed one year of Eligibility Service, seasonal employee, co-op or intern

•	any Leased Employee

The term "Covered Employee" shall include any Employee who is covered by a collective bargaining agreement with the Employer only if and to the extent such collective bargaining agreement provides for coverage under the Plan.

"Disabled" means a Participant can no longer continue in the service of his employer because of a mental or physical condition that is likely to result in death or is expected to continue for at least six months. A Participant shall be considered Disabled only if he is eligible to receive a disability benefit under the terms of the Social Security Act.

An "Eligible Employee" means any Covered Employee who has met the eligibility requirements of Article III to participate in the Plan.

The "Eligibility Service" of an Employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III.

An "Employee" means any common law employee of an Employer or a Related Company and any Leased Employee.

An "Employer" means the Sponsor and any entity which has adopted the Plan as may be provided under Article XX, including Griffith Energy Services, Inc.

An "Employer Contribution" means the amount, if any, that an Employer contributes to the Plan on behalf of its Eligible Employees in accordance with the provisions of Article VI or Article XXII and that an Eligible Employee may not elect instead to receive in cash.

An "Enrollment Date" for purposes other than Safe Harbor and Profit-Sharing Contributions for Griffith Employees means the day coinciding with or immediately following the date the Covered Employee first satisfies the requirements of Section 3.1, if any.

An "Enrollment Date" for purposes of Safe Harbor and Profit-Sharing Contributions for Griffith Employees means the first day of the calendar quarter coinciding with or immediately following the date the Covered Employee first satisfies the requirements of Section 3.1.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.  Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

An "ESOP Feature" means the portion of the Plan that has been designated as an "employee stock ownership plan" within the meaning of Code Section 4975(e)(7).

A "401(k) Contribution" means any amount contributed to the Plan on behalf of a Participant that the Participant could elect to receive in cash, but that the Participant elects, either affirmatively or pursuant to an automatic enrollment or passive increase provision, to have contributed to the Plan in accordance with the provisions of Article IV.

The "General Fund" means a Trust Fund maintained by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be maintained if all assets of the Trust are allocated among separate Investment Funds.

A "Griffith Employee" is an Employee who is employed by Griffith Energy Services, Inc.

A "Highly Compensated Employee" means any Covered Employee who is a "highly compensated active employee" as defined hereunder.

A "highly compensated active employee" includes any Covered Employee who performs services for an Employer or any Related Company during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the "look back year" or (ii) received "compensation" from the Employers and Related Companies during the "look back year" in excess of the dollar amount in effect under Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) (e.g., $80,000 for "look back years" beginning in 1997, adjusted using as the base period the calendar quarter ending September 30, 1996)($110,000 in 2011).

The determination of who is a Highly Compensated Employee hereunder shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.

For purposes of this definition, the following terms have the following meanings:

•	An Employee's "compensation" means his "415 compensation" as defined in Section 7.1.

•	The "look back year" means the 12-month period immediately preceding the Plan Year.

An "Hour of Service" with respect to an Employee means each hour, if any, that may be credited to him in accordance with the provisions of Article II.

An "Investment Fund" means any separate investment Trust Fund maintained by the Trustee as may be provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.

A "Leased Employee" means any person (other than an "excludable leased employee") who performs services for an Employer or a Related Company (the "recipient") (other than an employee of the "recipient") pursuant to an agreement between the "recipient" and any other person (the "leasing organization") on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction of or control by the "recipient".  An "excludable leased employee" means any Leased Employee of the "recipient" who is (a) covered by a money purchase pension plan maintained by the "leasing organization" which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of 415 compensation (as defined in Section 7.1), (ii) full and immediate vesting, and (iii) immediate participation by employees of the "leasing organization" or (b) performs substantially all of his services for the "leasing organization" or (c) whose compensation from the "leasing organization" in each Plan Year during the four-year period ending with the Plan Year is less than $1,000. Notwithstanding the foregoing, a person shall not be treated as an "excludable leased employee" if Leased Employees (including any individual who would otherwise be considered an "excludable leased employee") constitute more than 20 percent of the "recipient's" nonhighly compensated work force.  For purposes of this Section, contributions or benefits provided to a Leased Employee by the "leasing organization" that are attributable to services performed for the "recipient" shall be treated as provided by the "recipient".

Notwithstanding the foregoing, if any person who performed services for a "recipient" pursuant to an agreement between the "recipient" and the "leasing organization" becomes a Covered Employee, all service performed by such person for the "recipient" shall be treated as employment with an Employer as an Employee, even if performed on less than a full-time basis, for less than a full year, or while an "excludable leased employee."

A "Matching Contribution" means any Employer Contribution made to the Plan on account of a Participant's 401(k) Contributions as provided in Article VI but excluding Safe Harbor Matching Contributions. Matching Contributions include the following:

•	Regular Matching Contributions

•	any such contribution that is designated by an Employer as a Qualified Matching Contribution

The "Normal Retirement Date" of an Employee means the date he attains age 65.

A "Participant" means any person who has satisfied the requirements of Article III to become an Eligible Employee and who has an Account in the Trust.

The "Plan" means the Central Hudson Gas & Electric Corporation Savings Incentive Plan, as from time to time in effect.

A "Plan Year" means the 12-consecutive-month period ending each December 31.

A "Predecessor Employer" means any company that is a predecessor organization to an Employer under the Code, provided that the Employer maintains a plan of such predecessor organization. In addition, the term "Predecessor Employer" includes the following:  The Standard Cycle and Auto Supply Company, Lindstedt Oil Company, Inc., Capitol Fuel, Inc., and Seymour Oil Company.

A "Profit-Sharing Contribution" means any Employer Contribution made to the Plan as provided in Article VI that is not contingent upon a Participant's "elective contributions" or "employee contributions" as those terms are defined in Section 7.1.

Profit-Sharing Contributions do not include the following:

•	Matching Contributions

•	Safe Harbor Matching Contributions

•	Qualified Nonelective Contributions

A "Qualified Matching Contribution" means any Matching Contribution made to the Plan as provided in Article VI that is 100 percent vested when made and may be taken into account to satisfy the limitations on 401(k) Contributions made by Highly Compensated Employees under Article VII.

A "Qualified Nonelective Contribution" means any Employer Contribution made to the Plan as provided in Article VI that is 100 percent vested when made and may be taken into account to satisfy the limitations on 401(k) Contributions and/or Matching and After-Tax Contributions made by or on behalf of Highly Compensated Employees under Article VII, other than Qualified Matching Contributions.

A "Regular Matching Contribution" means any Matching Contribution made to the Plan at the rate specified in Article VI, other than the following:

•	Safe Harbor Matching Contributions

•	Matching Contributions re-characterized by the Employer as Qualified Matching Contributions

A "Related Company" means any corporation or business, other than an Employer, that would be aggregated with an Employer for a relevant purpose under Code Section 414, including members of an affiliated service group under Code Section 414(m), a controlled group of corporations under Code Section 414(b), or a group of trades of businesses under common control under Code Section 414(c) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) .

A Participant's "Required Beginning Date" means the following:

(a)
for a Participant who is not a "five percent owner", April 1 of the calendar year following the calendar year in which occurs the later of the Participant's (i) attainment of age 70 1/2 or (ii) Settlement Date.

(b)	for a Participant who is a "five percent owner", April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

A Participant is a "five percent owner" if he is a five percent owner, as defined in Code Section 416(i) and determined in accordance with Code Section 416, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2.  The Required Beginning Date of a Participant who is a "five percent owner" hereunder shall not be redetermined if the Participant ceases to be a five percent owner as defined in Code Section 416(i) with respect to any subsequent Plan Year.

A "Rollover Contribution" means any rollover contribution to the Plan made by a Participant as may be permitted under Article V.

A "Safe Harbor Matching Contribution" means any Matching Contribution designated as such and made to the Plan as provided in Article VI that meets the requirements of Code Section 401(k)(12)(B).

A "SCASCO Employee" is an Employee who is employed by SCASCO, Inc.

The "Settlement Date" of a Participant means the date on which a Participant's interest under the Plan becomes distributable in accordance with Article XV.

The "Sponsor" means Central Hudson Gas & Electric Corporation, and any successor thereto.

A Participant's "Spouse" means the person to whom the Participant is legally married in accordance with the laws of the State or Commonwealth in which the Sponsor has its principal place of business.

A "Sub-Account" means any of the individual sub-accounts of a Participant's Account that is maintained as provided in Article VIII.

A "Transfer Contribution" means any amount transferred to the Plan on an Employee's behalf directly from another qualified plan pursuant to a trust to trust transfer as provided in Section 21.20.

The "Trust" means the trust maintained by the Trustee under the Trust Agreement.

The "Trust Agreement" means any agreement or agreements entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets if the custodial account or contract would, except for the fact that it is not a trust, constitute a qualified trust under Code Section 401.

The "Trustee" means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement and shall include any insurance company that issues an annuity or insurance contract pursuant to the Trust Agreement or any person holding assets in a custodial account pursuant to the Trust Agreement. The Sponsor may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.

A "Trust Fund" means any fund maintained under the Trust by the Trustee.

A "Valuation Date" means each day of the Plan Year.

The "Vesting Service" of an Employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account, if Employer Contributions are provided for under either Article VI or Article XXII.

1.2  Interpretation

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

ARTICLE II
SERVICE

2.1  Special Definitions

For purposes of this Article, the following terms have the following meanings:

A "computation period" for purposes of determining an Employee's years of Eligibility Service means (i) the 12-consecutive-month period beginning on the first date he completes an Hour of Service, and (ii) each Plan Year beginning after such date; provided, however, that if an Employee first completed an Hour of Service prior to the effective date of the Plan, a Plan Year shall not mean any short Plan Year beginning on the effective date of the Plan, if any, but shall mean any 12-consecutive-month period beginning before the effective date of the Plan that would have been a Plan Year if the Plan had been in effect.

The "continuous service" of an Employee means the continuous service credited to him in accordance with the provisions of this Article.

The "employment commencement date" of an Employee means the date he first completes an Hour of Service, as described in Section 2.2(a).

A "maternity/paternity absence" means an Employee's absence from employment with an Employer or a Related Company because of the Employee's pregnancy, the birth of the Employee's child, the placement of a child with the Employee in connection with the Employee's adoption of the child, or the caring for the Employee's child immediately following the child's birth or adoption.  An Employee's absence from employment will not be considered a maternity/paternity absence unless the Employee furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.

The "reemployment commencement date" of an Employee means the first date following a "service break" on which he again completes an Hour of Service, as described in Section 2.2(a).

A "service break" with respect to an Employee means any 12-consecutive-month period beginning on the Employee's "severance date" and anniversaries of his "severance date" in which he does not complete an Hour of Service, as described in Section 2.2(a).

The "severance date" of an Employee means the earlier of (i) the date on which he retires, dies, or his employment with all Employers and Related Companies is otherwise terminated, or (ii) the first anniversary of the first date of a period during which he is absent from work with all Employers and Related Companies for any other reason; provided, however, that if he terminates employment with or is absent from work with all Employers and Related Companies on account of service with the armed forces of the United States, he shall not incur a "severance date" if he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and he returns to work with an Employer or a Related Company within the period during which he retains such reemployment rights, but, if he does not return to work within such period, his "severance date" shall be the earlier of the date which is one year after his absence commenced or the last day of the period during which he retains such reemployment rights.

2.2  Crediting of Hours of Service

An Employee shall be credited with an Hour of Service for:

(a)   Each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer, a Predecessor Employer, or a Related Company during the applicable period; provided, however, that hours compensated at a premium rate shall be treated as straight-time hours.

(b)   Subject to the provisions of Section 2.3, each hour for which he is paid, or entitled to payment, by an Employer, a Predecessor Employer, or a Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence.

(c)   Each hour for which he would have been scheduled to work for an Employer, a Predecessor Employer, or a Related Company during the period that he is absent from work because of service with the armed forces of the United States provided he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and returns to work with an Employer or a Related Company within the period during which he retains such reemployment rights; provided, however, that the same Hour of Service shall not be credited under paragraph (b) of this Section and under this paragraph (c).

(d)   Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer, a Predecessor Employer, or a Related Company; provided, however, that the same Hour of Service shall not be credited both under paragraph (a) or (b) or (c) of this Section, as the case may be, and under this paragraph (d); and provided, further, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such paragraph (b) shall be subject to the limitations set forth therein and in Section 2.3.

In addition, Hours of Service shall be credited to an Employee who was a participant in the Griffith Energy Services, Inc. Savings Incentive Plan for employment with CH Resources, Inc. during the time a qualified plan was maintained by CH Resources, Inc.

Except as otherwise specifically provided with respect to Predecessor Employers, Hours of Service shall not be credited for employment with a corporation or business prior to the date such corporation or business becomes a Related Company.

2.3  Limitations on Crediting of Hours of Service

In the application of the provisions of Sections 2.2(b) and 2.2(c), the following shall apply:

(a)   An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws.

(b)   Hours of Service shall not be credited with respect to a payment which solely reimburses an Employee for medical or medically-related expenses incurred by him.

(c)   A payment shall be deemed to be made by or due from an Employer, a Predecessor Employer, or a Related Company (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(d)   No more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single "computation period"), unless no duties are performed due to service with the armed forces of the United States for which the Employee retains reemployment rights as provided in Section 2.2(c).

2.4  Department of Labor Rules

The rules set forth in paragraphs (b) and (c) of Department of Labor Regulations Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to particular periods, are hereby incorporated into the Plan by reference.

2.5  Crediting of Continuous Service

An Employee shall be credited with "continuous service" for the aggregate of the periods of time between his "employment commencement date" or any "reemployment commencement date" and the "severance date" that next follows such "employment commencement date" or "reemployment commencement date"; provided, however, that an Employee who has a "reemployment commencement date" within the 12-consecutive-month period following the earlier of the first date of his absence or his "severance date" shall be credited with "continuous service" for the period between his "severance date" and "reemployment commencement date".

2.6  Crediting Eligibility Service

An Employee shall be credited with a year of Eligibility Service for each "computation period" in which he completes at least 1,000 Hours of Service.

2.7  Vesting Service

Vesting Service shall be determined in accordance with the following provisions:

(a)   An Employee shall be credited with Vesting Service equal to his "continuous service".

(b)   Notwithstanding the provisions of paragraph (a), "continuous service" completed by an Employee prior to a "severance date" shall not be included in determining the Employee's years of Vesting Service unless either

(i)    the Employee had a nonforfeitable right to any portion of his Account, excluding that portion of his Account that is attributable to After-Tax or Rollover Contributions, as of the "severance date" or

(ii)   the Employee's "service break" is less than the greater of 5 years or his period of "continuous service" determined as of the "severance date"; provided, however, that solely for purposes of applying this paragraph, if an Employee is on a "maternity/paternity absence" beyond the first anniversary of the first day of such absence, his "severance date" shall be the second anniversary of the first day of such "maternity/paternity absence".

2.8  Exclusion of Vesting Service Earned Following a Break for Determining Vested Interest in Prior Account

Notwithstanding any other provision of the Plan to the contrary, Vesting Service completed by an Employee after his "reemployment commencement date" shall not be included in determining his vested interest in his Account attributable to employment prior to his immediately preceding "severance date" if his "service break" is equal to or greater than 5 years. For purposes of applying this Section, if an Employee is on a "maternity/paternity absence" beyond the first anniversary of the first day of such absence, his "severance date" shall be the second anniversary of the first day of such "maternity/paternity absence".

2.9  Crediting of Hours of Service with Respect to Short "Computation Periods"

The following provisions shall apply with respect to crediting Hours of Service with respect to any short "computation period":

(a)   For purposes of this Article, the following terms have the following meanings:

(i)    An "old computation period" means any "computation period" that ends immediately prior to a change in the "computation period".

(ii)   A "short computation period" means any "computation period" of fewer than 12-consecutive months.

(b)   For purposes of determining the years of Eligibility Service to be credited to an Employee, a "computation period" shall not include the "short computation period", but shall include the 12-consecutive-month period ending on the last day of the "short computation period" and the 12-consecutive-month period ending on the first anniversary of the last day of the "old computation period"; provided, however, that no more than one year of Eligibility Service shall be credited to an Employee with respect to such periods.

2.10  Crediting of Service on Transfer or Amendment

Notwithstanding any other provision of the Plan to the contrary, if as a result of a Plan amendment or a transfer from employment covered under another qualified plan maintained by an Employer or a Related Company, the service crediting method applicable to an Employee changes between the elapsed time method described in Treasury Regulations Section 1.410(a)-7 and the Hours of Service method described in Department of Labor Regulations Sections 2530.200 through 2530.203, an affected Employee shall be credited with Eligibility and Vesting Service hereunder as provided in Treasury Regulations Section 1.410(a)-7(f)(1).

ARTICLE III
ELIGIBILITY

3.1  Eligibility

Each Covered Employee who was an Eligible Employee immediately prior to January 1, 2011 shall continue to be an Eligible Employee on January 1, 2011.

Each other Central Hudson Employee who is not classified by his Employer as a temporary employee shall become an Eligible Employee as of the Enrollment Date coinciding with or next following the date on which he becomes an Employee.  Each other Central Hudson Employee who is classified by his Employer as a temporary employee shall become an Eligible Employee as of the Enrollment Date coinciding with or next following the date on which he has completed one year of Eligibility Service.

Each Griffith Employee shall become an Eligible Employee with respect to 401(k) Contributions, After-Tax Contributions and Rollover Contributions under the Plan as of the Enrollment Date coinciding with or next following the date on which he becomes an Employee and shall be eligible to receive Safe Harbor Matching Contributions and Profit-Sharing Contributions, if any, as of the Enrollment Date coincident with or immediately following the date he has completed one year of Eligibility Service.

3.2  Transfers of Employment

If an Employee is transferred directly from employment with an Employer or with a Related Company in a capacity other than as a Covered Employee to employment as a Covered Employee, he shall become an Eligible Employee as of the later of the date he is so transferred or the date he would have become an Eligible Employee in accordance with the provisions of Section 3.1 if he had been a Covered Employee for his entire period of employment with the Employer or Related Company.

3.3  Reemployment

If a person who terminated employment with an Employer and all Related Companies is reemployed as a Covered Employee and if he had been an Eligible Employee prior to his termination of employment, he shall again become an Eligible Employee on the date he is reemployed. If such person was not an Eligible Employee prior to his termination of employment, but had satisfied the requirements of Section 3.1 prior to such termination, he shall become an Eligible Employee as of the later of the date he is reemployed or the date he would have become an Eligible Employee in accordance with the provisions of Section 3.1 if he had continued employment as a Covered Employee. Otherwise, the eligibility of a person who terminated employment with an Employer and all Related Companies and who is reemployed by an Employer or a Related Company to participate in the Plan shall be determined in accordance with Section 3.1 or 3.2.

3.4  Notification Concerning New Eligible Employees

Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5  Effect and Duration

Upon becoming an Eligible Employee, a Covered Employee shall be entitled to make 401(k) and After-Tax Contributions to the Plan in accordance with the provisions of Article IV and Article V and receive allocations of Employer Contributions in accordance with the provisions of Article VI (provided he meets any applicable requirements thereunder) and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to make 401(k) and After-Tax Contributions to the Plan and to participate in allocations of Employer Contributions only so long as he continues employment as a Covered Employee.

ARTICLE IV
401(K) CONTRIBUTIONS

4.1  401(k) Contributions

Effective as of the date he becomes an Eligible Employee, each Eligible Employee may elect, in accordance with rules prescribed by the Administrator, to have 401(k) Contributions made to the Plan on his behalf by his Employer as hereinafter provided.  An Eligible Employee's election shall include his authorization for his Employer to reduce his Compensation and to make 401(k) Contributions on his behalf.

401(k) Contributions on behalf of an Eligible Employee shall commence with the first payment of Compensation made on or after the Enrollment Date on which he first becomes eligible to participate.

4.2  Amount of 401(k) Contributions

The amount of 401(k) Contributions to be made each payroll period on behalf of an Eligible Employee by his Employer shall be a percentage, expressed in the increments prescribed by the Administrator, of the Eligible Employee's Compensation of not less than 1 percent nor more than 75 percent. In the event an Eligible Employee elects to have his Employer make 401(k) Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

4.3  Catch-Up 401(k) Contributions

An Eligible Employee who is or will be age 50 or older by the end of the taxable year may make Catch-Up 401(k) Contributions to the Plan in excess of the limits otherwise applicable to 401(k) Contributions under the Plan, but not in excess of the dollar limit in effect under Code Section 414(v)(2)(B)(i) for the taxable year ($5,000 for 2006). Otherwise applicable limits that do not apply to Catch-Up 401(k) Contributions include, but are not limited to, the percentage of Compensation limit specified in Section 4.2, the Code Section 402(g) limit described in Article VII, the limit on 401(k) Contributions made on behalf of Highly Compensated Employees, and the Code Section 415 limit on annual additions described in Article VII.

If the percentage of Compensation limit specified in Section 4.2 changes during the Plan Year, the applicable limit under Section 4.2 for purposes of determining Catch-Up 401(k) Contributions for an Eligible Employee for such Plan Year shall be the sum of the dollar amounts of the limits applicable to the Eligible Employee for each portion of the Plan Year. Notwithstanding any other provision of the Plan to the contrary, Regular Matching Contributions shall not be made with respect to an Eligible Employee's catch up contributions (as described in Code Section 414(v)) to the Plan; provided, however, that Safe Harbor Matching Contributions shall be made with respect to an Eligible Employee's catch-up contributions (as described in Code Section 414(v)) to the Plan provided that such catch up contributions do not exceed the Compensation limitation on 401(k) Contributions matched under the safe harbor formula.

4.4  Automatic Enrollment

Except as otherwise specifically provided in this Section, the Central Hudson Gas & Electric Corporation shall commence 401(k) Contributions on behalf of each of its Employees who becomes an Eligible Employee on or after May 1, 2008 as of the first payroll period following the "notice period" in an amount equal to 4 percent of the Eligible Employee's Compensation.  For the purposes of this paragraph, the "notice period" is the 45-day period beginning on the day the Employee becomes an Eligible Employee.  The provisions of this Section shall not apply to any Eligible Employee who makes an affirmative election as provided below.

The Compensation otherwise payable to an Eligible Employee to whom this Section applies shall be reduced by the amount of the 401(k) Contributions to be made on his behalf hereunder.  An Eligible Employee to whom this Section would otherwise apply may affirmatively elect, in accordance with rules prescribed by the Administrator, either (i) not to have 401(k) Contributions made on his behalf or (ii) to have 401(k) Contributions made on his behalf in a different amount.  Such affirmative election must be recorded with the Administrator either prior to the end of the notice period (as defined in the immediately preceding paragraph) or within a reasonable period of time following such date, but not later than the first date Compensation subject to reduction hereunder becomes available to the Eligible Employee.  If an Eligible Employee does not make the affirmative election described herein within the prescribed time period, 401(k) Contributions shall commence as of the date prescribed in this Section and shall continue to be made on his behalf in accordance with the provisions of this Section until the Eligible Employee elects either to change the amount of his Compensation that his Employer contributes as 401(k) Contributions or to have 401(k) Contributions suspended, as provided in this Article.

4.5  Notice of Automatic Enrollment

Within a reasonable period of the date a Central Hudson Employee becomes an Eligible Employee, the Administrator shall provide the Employee with a notice explaining the automatic reduction in his Compensation for purposes of making 401(k) Contributions in accordance with the preceding Section and the Employee's right to affirmatively elect either a different reduction amount or no reduction.  The notice shall describe the procedures for making an election hereunder and the period in which such an election may be made.  In addition, the Administrator shall provide annual notice to Eligible Employees of the amount by which their Compensation is being reduced for purposes of making 401(k) Contributions, if any, and their right to change such amount as provided in the Plan.

4.6  Contributions Limited to Effectively Available Compensation

Notwithstanding any other provision of the Plan or of an Eligible Employee's salary reduction authorization, in no event will 401(k) Contributions, including Catch-Up 401(k) Contributions, be made for a payroll period in excess of an Eligible Employee's "effectively available" Compensation. Effectively available Compensation means the Compensation remaining after all other required amounts have been withheld, e.g., tax withholding, withholding for contributions to a cafeteria plan under Code Section 125, etc.

4.7  Combined Limit on 401(k) Contributions and After-Tax Contributions

Notwithstanding any other provision of the Plan to the contrary, in no event may the 401(k) Contributions made on behalf of an Eligible Employee for the Plan Year, when combined with the After-Tax Contributions made by the Eligible Employee for the Plan Year, exceed 80 percent of the Eligible Employee's Compensation for the Plan Year.

4.8  Amendments to Reduction Authorization

An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that his Employer contributes on his behalf as 401(k) Contributions at least once during the Plan Year. An Eligible Employee may amend his reduction authorization at such time or times during the Plan Year as the Administrator may prescribe by giving such number of days advance notice of his election as the Administrator may prescribe. An Eligible Employee who amends his reduction authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under this Article IV. 401(k) Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his properly amended reduction authorization commencing with Compensation paid to the Eligible Employee on or after the date such amendment is effective, until otherwise altered or terminated in accordance with the Plan.

4.9  Suspension of 401(k) Contributions

An Eligible Employee on whose behalf 401(k) Contributions are being made may elect, in the manner prescribed by the Administrator, to have such contributions suspended at any time by giving such number of days advance notice of his election as the Administrator may prescribe.  Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until 401(k) Contributions are resumed as hereinafter set forth.

4.10  Resumption of 401(k) Contributions

An Eligible Employee who has voluntarily suspended his 401(k) Contributions may elect, in the manner prescribed by the Administrator, to have such contributions resumed.  An Eligible Employee may make such election at such time or times during the Plan Year as the Administrator may prescribe, by giving such number of days advance notice of his election as the Administrator may prescribe.

4.11  Delivery of 401(k) Contributions

As soon after the date an amount would otherwise be paid to an Eligible Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all 401(k) Contributions attributable to such amounts. In no event shall an Employer deliver 401(k) Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the 401(k) Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

4.12  Vesting of 401(k) Contributions

A Participant's vested interest in his 401(k) Contributions Sub-Account shall be at all times 100 percent.

ARTICLE V
AFTER-TAX AND ROLLOVER CONTRIBUTIONS

5.1  After-Tax Contributions

Effective as of the date he becomes an Eligible Employee, each Eligible Employee may elect, in accordance with rules prescribed by the Administrator, to make After-Tax Contributions to the Plan. In addition, Accounts may include assets attributable to After-Tax Contributions that were transferred to the Plan. If after-tax employee contributions are rolled over to the Plan in accordance with the provisions of this Article, such after-tax employee contributions shall be subject to the provisions of the Plan otherwise applicable to After-Tax Contributions rather than the provisions of the Plan applicable to Rollover Contributions.

After-Tax Contributions shall be made by payroll withholding in accordance with the provisions of this Article V.  An Eligible Employee's election to make After-Tax Contributions may be made effective as of the Enrollment Date on which he becomes an Eligible Employee.  An Eligible Employee who does not timely elect to make After-Tax Contributions by payroll withholding as of the first Enrollment Date on which he becomes eligible to participate shall be deemed to have elected not to make After-Tax Contributions and may only change such deemed election pursuant to the provisions of this Article for amending his payroll withholding authorization.

An Eligible Employee's After-Tax Contributions by payroll withholding shall commence with the first payment of Compensation made on or after the date on which he first becomes eligible to participate.

5.2  Amount of After-Tax Contributions by Payroll Withholding

The amount of After-Tax Contributions made by an Eligible Employee by payroll withholding shall be a percentage, expressed in the increments prescribed by the Administrator, of his Compensation of not less than 1 percent nor more than 5 percent.

5.3  Combined Limit on 401(k) and After-Tax Contributions

Notwithstanding any other provision of the Plan to the contrary, in no event may the After-Tax Contributions made by an Eligible Employee for the Plan Year, when combined with the 401(k) Contributions made on behalf of the Eligible Employee for the Plan Year, exceed 80 percent of the Eligible Employee's Compensation for the Plan Year.

5.4  Amendments to Payroll Withholding Authorization

An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that he contributes to the Plan as After-Tax Contributions by payroll withholding at least once during the Plan Year.  An Eligible Employee may amend his payroll withholding authorization at such time or times during the Plan Year as the Administrator may prescribe by giving such number of days advance notice of his election as the Administrator may prescribe. An Eligible Employee who changes his payroll withholding authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under this Article V. After-Tax Contributions shall be made on behalf of such Eligible Employee pursuant to his properly amended payroll withholding authorization commencing with Compensation paid to the Eligible Employee on or after the date such amendment is effective, until otherwise altered or terminated in accordance with the Plan.

5.5  Suspension of After-Tax Contributions by Payroll Withholding

An Eligible Employee who is making After-Tax Contributions by payroll withholding may elect, in the manner prescribed by the Administrator, to have such contributions suspended at any time by giving such number of days advance notice to his Employer as the Administrator may prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until After-Tax Contributions are resumed as hereinafter set forth.

5.6  Resumption of After-Tax Contributions by Payroll Withholding

An Eligible Employee who has voluntarily suspended his After-Tax Contributions by payroll withholding in accordance with Section 5.5 may elect, in the manner prescribed by the Administrator, to have such contributions resumed. An Eligible Employee may make such election at such time or times as the Administrator may prescribe, by giving such number of days advance notice of his election as the Administrator may prescribe.

5.7  Delivery of After-Tax Contributions

As soon after the date an amount would otherwise be paid to an Eligible Employee as it can reasonably be separated from Employer assets, the Employer shall cause to be delivered to the Trustee in cash the After-Tax Contributions attributable to such amount.

5.8  Rollover Contributions

Subject to any restrictions contained in this Article, an Eligible Employee who is eligible to receive or receives an "eligible rollover distribution," within the meaning of Code Section 402(c)(4), or a distribution from an individual retirement account or annuity that is eligible for rollover to the Plan in accordance with the provisions of Code Section 408(d)(3)(B) may elect to make a Rollover Contribution to the Plan. The Administrator may require an Eligible Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to a qualified retirement plan.  An Eligible Employee shall make a Rollover Contribution to the Plan by delivering or causing to be delivered to the Trustee the cash and/or promissory notes that constitute that constitutes the Rollover Contribution amount.

5.9  Direct Rollovers to Plan

The Plan will accept "eligible rollover distributions" that are rolled over directly to the Plan ("direct rollovers") from the following:

•	a qualified plan described in Code Section 401(a) or 403(a), including amounts attributable to after-tax employee contributions

•	an annuity contract described in Code Section 403(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions

•	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state

•
an individual retirement account or annuity described in Code Section 408(a) or 408(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions

Except as otherwise specifically provided in this Section 5.9, the Plan will not accept a direct rollover of a promissory note. The Plan will accept a direct rollover of a loan note that either:

(a)   is held by the trustee of the McCandless Fuels, Inc. Employees' Profit Sharing Plan (the "McCandless Plan") as security for a participant loan made to a participant of the McCandless Plan and evidences the repayment obligation of a former participant of the McCandless Plan who became a Participant of the Plan; or

(b)   is held by the trustee of a qualified retirement plan that covered participants who became employed by an Employer as part of a corporate acquisition (the "Prior Employer Plan") as security for a loan made to such a participant of the Prior Employer Plan and evidences the repayment obligation of such a participant of the Prior Employer Plan who became a Participant of the Plan, provided that the Participant provides information satisfactory to the Committee to show that the Prior Employer Plan allows for a direct rollover of participant loans to another qualified retirement plan and that the direct rollover is of the Participant's entire account.

If an Eligible Employee elects to roll over a promissory note reflecting a loan made to him from his account under the plan or program from which the direct rollover is being made, such loan shall continue to be administered in accordance with the provisions of such note rather than in accordance with the provisions of Article XII.

5.10  Participant Rollovers to Plan

The Plan will accept "eligible rollover distributions" that are first distributed to an Eligible Employee ("participant rollovers") from the following:

•	a qualified plan described in Code Section 401(a) or 403(a), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, or after-tax employee contributions

•	an annuity contract described in Code Section 403(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, or after-tax employee contributions

•	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state

•
an individual retirement account or annuity described in Code Section 408(a) or 408(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions

An Eligible Employee who received a distribution that he is rolling over to the Plan, must deliver the cash constituting his Rollover Contribution to the Trustee within 60 days of receipt of the eligible rollover distribution. Such delivery must be made in the manner prescribed by the Administrator.

5.11  Restrictions on Rollover Contributions

Rollover Contributions to the Plan are subject to the following:

•	a direct rollover from a qualified plan may not include designated Roth contributions, as described in Code Section 402A

•	a participant rollover may not include designated Roth contributions, as described in Code Section 402A, or after-tax employee contributions

5.12  Treatment of After-Tax Contributions that are Rolled Over to the Plan

If an Eligible Employee elects to roll over amounts attributable to after-tax employee contributions, the Trustee shall account for such amounts separately from other Rollover Contributions and shall maintain accounts reflecting that portion of the Eligible Employee's after-tax Rollover Contribution that is includible in gross income and that portion that is not includible in gross income. After-tax employee contributions that are rolled over to the Plan shall be subject to the provisions of the Plan applicable to After-Tax Contributions rather than the provisions applicable to Rollover Contributions.

5.13  Vesting of After-Tax Contributions and Rollover Contributions

A Participant's vested interest in his After-Tax Contributions Sub-Account and his Rollover Contributions Sub-Account shall be at all times 100 percent.

ARTICLE VI
EMPLOYER CONTRIBUTIONS

6.1  Contribution Period

The Contribution Periods for Employer Contributions shall be as follows:

(a)   The Contribution Period for Regular Matching Contributions under the Plan is each payroll period.

(b)   The Contribution Period for failsafe Qualified Matching Contributions is each Plan Year.

(c)   The Contribution Period for Safe Harbor Matching Contributions is each payroll period.

(d)   The Contribution Period for Qualified Nonelective Contributions under the Plan is each Plan Year.

(e)   The Contribution Period for Profit-Sharing Contributions under the Plan is each Plan Year.

6.2  Profit-Sharing Contributions

Each Employer may, in its discretion, make a Profit-Sharing Contribution to the Plan for the Contribution Period in an amount determined by the Employer.

6.3  Allocation of Profit-Sharing Contributions

Any Profit-Sharing Contribution made by an Employer for a Contribution Period shall be allocated among its Eligible Employees during the Contribution Period who have met the allocation requirements for Profit-Sharing Contributions described in this Article.  The allocable share of each such Eligible Employee shall be in the ratio which his Compensation from the Employer for the Contribution Period bears to the aggregate of such Compensation for all such Eligible Employees.

Notwithstanding any other provision of the Plan to the contrary, Compensation earned by an Eligible Employee during a Contribution Period, but prior to the date on which the Employee first became an Eligible Employee shall be excluded in determining the Eligible Employee's allocable share of any Profit-Sharing Contribution made for the Contribution Period.

6.4  Qualified Nonelective Contributions

Each Employer may, in its discretion, make a Qualified Nonelective Contribution to the Plan for the Contribution Period in an amount determined by the Employer.

6.5  Allocation of Qualified Nonelective Contributions

Any Qualified Nonelective Contribution made by an Employer for the Contribution Period shall be allocated among its Eligible Employees during the Contribution Period who have met the allocation requirements for Qualified Nonelective Contributions described in this Article, other than any such Eligible Employee who is a Highly Compensated Employee. The allocable share of each such Eligible Employee in the Qualified Nonelective Contribution shall be in the ratio which his Compensation from the Employer for the Contribution Period bears to the aggregate of such Compensation for all such Eligible Employees.  Notwithstanding any other provision of the Plan to the contrary, an Eligible Employee's Compensation shall not include Compensation earned before the date he became an Eligible Employee.

6.6  Amount and Allocation of Regular Matching Contributions

Each Employer shall make a Regular Matching Contribution to the Plan for each Contribution Period on behalf of each of its Eligible Employees during the Contribution Period who has met the allocation requirements for Regular Matching Contributions described in this Article.

(a)	Central Hudson Classified Employees.

(i)
For Central Hudson Employees who are characterized by the Employer as classified employees and who first performed an Hour of Service on or after May 1, 2008, the amount of any such Regular Matching Contribution shall be equal to 50% of the 401(k) Contributions made for the Contribution Period on behalf of such Eligible Employee with respect to, but not exceeding, the "match level."  For purposes of this paragraph, the "match level" means 8% of the Eligible Employee's Compensation for the Contribution Period, excluding any Compensation earned by the Eligible Employee during the Contribution Period, but prior to the date on which he first became an Eligible Employee.  A classified employee will be treated as first performing an Hour of Service under this Section 6.6(a)(i), despite having been previously eligible to participate in the Plan prior to May 1, 2008, if such classified employee incurred a severance date, with respect to such previous period of eligibility, and following such severance date such classified employee first performs an Hour of Service as a Central Hudson Employee on or after May 1, 2008.

(ii)
For Central Hudson Employees who are characterized as classified employees and who first performed an Hour of Service before May 1, 2008 and not described in Section 6.6(a)(i), the following shall apply:  With respect to Contribution Periods ending after January 1, 2008 and prior to January 1, 2009, the amount of any such Regular Matching Contribution shall be equal to 40% of the 401(k) Contributions made for the Contribution Period on behalf of such Eligible Employee with respect to, but not exceeding, the "match level."  With respect to Contribution Periods ending after January 1, 2009 and prior to January 1, 2010, the amount of any such Regular Matching Contribution shall be equal to 42% of the 401(k) Contributions made for the Contribution Period on behalf of such Eligible Employee with respect to, but not exceeding, the "match level."  With respect to Contribution Periods ending after January 1, 2010 and prior to January 1, 2011, the amount of any such Regular Matching Contribution shall be equal to 44% of the 401(k) Contributions made for the Contribution Period on behalf of such Eligible Employee with respect to, but not exceeding, the "match level."  With respect to Contribution Periods ending after January 1, 2011, the amount of any such Regular Matching Contribution shall be equal to 46% of the 401(k) Contributions made for the Contribution Period on behalf of such Eligible Employee with respect, but not exceeding, the "match level."  For purposes of this paragraph, the "match level" means 6% of the Eligible Employee's Compensation for the Contribution Period, excluding any Compensation earned by the Eligible Employee during the Contribution Period, but prior to the date on which he first became an Eligible Employee.

(b)
Central Hudson Unclassified Employees.  The amount of any such Regular Matching Contribution made to Central Hudson Employees who are characterized by the Employer as unclassified employees shall be equal to 50% of the 401(k) Contributions made for the Contribution Period on behalf of such Eligible Employee up to, but not exceeding, the "match level".  For purposes of this paragraph, the "match level" means 8% of the Eligible Employee's Compensation for the Contribution Period, excluding any Compensation earned by the Eligible Employee during the Contribution Period, but prior to the date on which he first became an Eligible Employee.

6.7  Qualified Matching Contributions

An Employer may designate any portion or all of its Matching Contribution as a Qualified Matching Contribution; provided, however, that the amount designated by the Employer as a Qualified Matching Contribution with respect to an Eligible Employee shall not exceed the "QMAC limit" described below. Amounts that are designated as Qualified Matching Contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan.

In addition, each Employer may make a failsafe Qualified Matching Contribution to the Plan for each Contribution Period on behalf of any of its Eligible Employees who has made 401(k) Contributions for the Contribution Period and is not a Highly Compensated Employee for the Contribution Period. The amount of any failsafe Qualified Matching Contribution made on behalf of an Eligible Employee shall be a percentage, which percentage need not be uniform with respect to all Eligible Employees, of either (1) the 401(k) Contributions made on behalf of such Eligible Employee for the Contribution Period or (2) the Compensation paid to such Eligible Employee for the Contribution Period. In no event shall the amount of any failsafe Qualified Matching Contribution allocated to an Eligible Employee hereunder exceed the "QMAC limit" described below.

For purposes of this Section, the following terms have the following meanings:

(a)   The "QMAC limit" applicable to an Eligible Employee means the greatest of (1) 5 percent of the Eligible Employee's Compensation, (2) the Eligible Employee's 401(k) Contributions for the Plan Year, or (3) 2 times the "representative match rate" multiplied by the Eligible Employee's 401(k) Contributions for the Plan Year.

(b)   The "representative match rate" means the lowest "match rate" for any Eligible Employee who is not a Highly Compensated Employee for the Plan Year and who is in either (1) a determination group consisting of 1/2 of all Eligible Employees during the Plan Year who are not Highly Compensated Employees for the Plan Year or (2) the group consisting of all Eligible Employees who are employed by an Employer or a Related Company on the last day of the Plan and who are not Highly Compensated Employees for the Plan Year, whichever would provide the greater representative rate.

(c)   A "match rate" means the Matching Contributions made on behalf of an Eligible Employee for the Plan Year divided by the Eligible Employee's 401(k) Contributions for the Plan Year; provided, however, that if Matching Contributions are made at different rates for different levels of Compensation, the "match rate" shall be determined assuming 401(k) Contributions equal to 6 percent of "test compensation", as defined in Section 7.1.

6.8  Amount and Allocation of Safe Harbor Matching Contributions

Griffith Energy Services, Inc. (and any other Employer treated as part of the separate line of business of Griffith Energy Services, Inc within the meaning of the Code Section 414(r)) shall make a Safe Harbor Matching Contribution on behalf of each of its Eligible Employee who is a Griffith Employee (or other Employee of the separate line of business of Griffith Energy Services, Inc.) during the Contribution Period who has made 401(k) Contributions for such Contribution Period.  The amount of the Safe Harbor Matching Contribution shall be equal to 100% of the first 4% of such Eligible Employee's Compensation that he contributes to the Plan as 401(k) Contributions.  Notwithstanding any other provision of the Plan to the contrary, Compensation earned by an Eligible Employee during the Contribution Period, but prior to the date on which the Employee first became an Eligible Employee shall be excluded in determining the amount of the Safe Harbor Matching Contribution made on behalf of such Eligible Employee.

6.9  Verification of Amount of Employer Contributions by the Sponsor

The Sponsor shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Sponsor shall determine the portion of the Employer Contribution to be made by each Employer with respect to a Covered Employee who transfers from employment with one Employer as a Covered Employee to employment with another Employer as a Covered Employee.

6.10  Payment of Employer Contributions

Employer Contributions made for a Contribution Period shall be paid in cash or in CH Energy Group Stock, to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year. In no event, however, shall the Safe Harbor Matching Contribution with respect to 401(k) Contributions made during a Plan Year quarter be contributed later than the last day of the immediately following Plan Year quarter.

Any in kind contribution made under the terms of the Plan shall be discretionary and unencumbered.

In no event shall an Employer deliver Matching Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the Matching Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

6.11  Allocation Requirements for Employer Contributions

An Eligible Employee shall be eligible to receive an allocation of Employer Contributions under this Article only if he satisfies any requirements specified in the applicable contribution Section and also meets the requirements of this Section.

(a)   A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Regular Matching Contributions for such Contribution Period.

(b)   A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Qualified Nonelective Contributions for such Contribution Period.

(c)   A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Safe Harbor Matching Contributions for such Contribution Period.

(d)   A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of failsafe Qualified Matching Contributions for such Contribution Period.

(e)   A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Profit-Sharing Contirbutions for such Contribution Period only if (i) he is employed by an Employer or Related Company on the last day of the Contribution Period and (ii) he has completed at least 1,000 Hours of Service during the Contribution Period.  The number of Hours of Service required to receive an allocation of Profit-Sharing Contributions hereunder shall be pro-rated for any short Contribution Period.

6.12  Vesting of Employer Contributions

(a)
All Employees - Qualified Nonelective, Qualified Matching and Safe Harbor Matching Contributions.  A Participant's vested interest in his Qualified Nonelective, Qualified Matching, and Safe Harbor Matching Contributions Sub-Accounts shall be at all times 100 percent.

(b)
Central Hudson Employees - Profit-Sharing and Regular Matching Contributions.  With regard to Central Hudson Employees, a Participant's vested interest in his Profit-Sharing and Regular Matching Contributions Sub-Accounts shall be at all times 100 percent.

(c)
Griffith Employees - Profit-Sharing and Regular Matching Contributions.  With regard to Griffith Employees, a Participant's vested interest in his Profit-Sharing and Regular Matching Contributions Sub-Accounts shall be determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest
Less than 1	0%
1, but less than 2	20%
2, but less than 3	40%
3, but less than 4	60%
4, but less than 5	80%
5 or more	100%

Notwithstanding the foregoing, a person who was employed by CH Resources, Inc. and who was a participating eligible employee in the Griffith Energy Services, Inc. Savings Incentive Plan at any time between March 1, 2002 and May 31, 2002 shall be at all times 100 percent vested in his Profit-Sharing and Regular Matching Contributions Sub-Accounts.

Notwithstanding any other provision of the Plan to the contrary, each Griffith Employee who participated in the Plan as a SCASCO Employee on or before December 31, 2005 and who became a Griffith Employee effective as of December 31, 2005, shall be 100% vested in the Regular Matching Contributions made to the Plan on his behalf as of December 31, 2005.

(d)
All Employees - Dividends on CH Energy Group Stock Fund.  Notwithstanding the foregoing, each Participant shall at all times be fully vested in that portion of his Profit-Sharing and Regular Matching Contributions Sub-Accounts that is attributable to dividends on CH Energy Group Stock held in the CH Energy Group Stock Fund.

6.13  100% Vesting Events

Notwithstanding any other provision of the Plan to the contrary, if a Participant is employed by an Employer or a Related Company on his Normal Retirement Date, the date he becomes Disabled, or the date he dies, his vested interest in his full Employer Contributions Sub-Account shall be 100 percent, without regard to the number of his years of Vesting Service.

For purposes of determining whether a Participant is 100 percent vested under this Section, a Participant who is absent from employment as an Employee because of military service and who dies after December 31, 2006, while performing qualified military service (as described in the Uniformed Services Employment and Reemployment Rights Act of 1994) shall be treated as having returned to employment with an Employer or a Related Company immediately prior to his death and as having died while employed by an Employer or a Related Company.

6.14  Election of Former Vesting Schedule

If there is a change in the vesting schedule because the Plan Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant's vested interest in his Employer Contributions Sub-Account, the following shall apply:

(a)
In no event shall a Participant's vested interest in his Account on the effective date of the change in vesting schedule be less than his vested interest in his Account immediately prior to the effective date of the amendment.

(b)
In no event shall a Participant's vested interest attributable to his Account determined as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be determined on and after the effective date of such amendment under a vesting schedule that is more restrictive than the vesting schedule applicable to such Account immediately prior to the effective date of such amendment.

(c)
Any Participant with 3 or more years of Vesting Service shall have a right to have his vested interest in his Account (including amounts credited to such Account following the effective date of such amendment) continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment.  A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted.

6.15  Forfeitures to Reduce Employer Contributions

Notwithstanding any other provision of the Plan to the contrary, the amount of the Employer Contribution required under this Article for a Plan Year shall be reduced by the amount of any forfeitures occurring during the Plan Year or any prior Plan Year that are not used to pay Plan expenses and that are applied against Employer Contributions as provided in Article VII or XIV, as applicable.

ARTICLE VII
LIMITATIONS ON CONTRIBUTIONS

7.1  Definitions

For purposes of this Article, the following terms have the following meanings:

The "annual addition" with respect to a Participant for a "limitation year" means the sum of the following amounts credited to the Participant's account(s) for the "limitation year":

(a)
all employer contributions credited to the Participant's account for the "limitation year" under any qualified defined contribution plan maintained by an Employer or a Related Company, including "elective contributions" (other than "elective contributions" to an eligible deferred compensation plan under Code Section 457) and amounts attributable to forfeitures applied to reduce the employer's contribution obligation, but excluding "catch-up contributions"

(b)
all "employee contributions" credited to the Participant's account for the "limitation year" under any qualified defined contribution plan maintained by an Employer or a Related Company or any qualified defined benefit plan maintained by an Employer or a Related Company if either separate accounts are maintained under the defined benefit plan with respect to such employee contributions or such contributions are mandatory employee contributions within the meaning of Code Section 411(c)(2)(C) (without regard to whether the plan is subject to the provisions of Code Section 411)

(c)	all forfeitures credited to the Participant's account for the "limitation year" under any qualified defined contribution plan maintained by the Employer or a Related Company

(d)
all amounts credited for the "limitation year" to an individual medical benefit account, as described in Code Section 415(l)(2), established for the Participant as part of a pension or annuity plan maintained by the Employer or a Related Company

(e)
if the Participant is a key employee, as defined in Code Section 419A(d)(3), all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, that are attributable to post-retirement medical benefits credited for the "limitation year" to the Participant's separate account under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer or a Related Company

(f)	all amounts credited to the Participant for the "limitation year" under a simplified employee pension

Notwithstanding the foregoing, any restorative payment made to a plan by an Employer or a Related Company to make up for losses to the plan resulting from the action or non-action of a fiduciary for which there is a reasonable risk of liability for a breach of fiduciary duty under ERISA or other applicable federal or state law shall not be treated as an annual addition provided that similarly situated participants are treated similarly with respect to the restorative payment.

Except as otherwise specifically provided below, an amount will be treated as credited to a Participant's account for a "limitation year" if such amount is both (1) allocated to the Participant's account as of a date within such "limitation year" (provided that if allocation of an amount is contingent upon the satisfaction of a future condition, such amount shall not be treated as allocated for purposes of determining "annual additions" for a "limitation year" until the date all such conditions are satisfied) and (2) actually contributed to the account within the applicable period described herein. If contributions are made after the end of the applicable period, they shall be treated as credited to the Participant's account for the "limitation year" in which they are made. The applicable period for making "employee contributions" is within 30 days of the close of the "limitation year." The applicable period for making employer contributions is: (i) for contributions by a taxable entity, within 30 days of the close of the period described in Code Section 404(a)(6), as applicable to the entity's taxable year with or within which the "limitation year" ends; or (ii) for contributions by a non-taxable entity (including a governmental employer) within 15 days of the last day of the 10th calendar month following the end of the calendar year or fiscal year (as applicable, based on how the entity maintains its books) with or within which the "limitation year" ends.

Forfeitures re-allocated to a Participant's account are treated as credited to the Participant's account for the "limitation year" in which they are allocated to such account. Corrective contributions and contributions required by reason of qualified military service (as defined in Code Section 414(u)) are treated as "annual additions" for the "limitation year" to which they relate, rather than the "limitation year" in which they are made.

A "catch-up contribution" means any elective deferral, as defined in Code Section 414(v)(2)(C), that is treated as a catch-up contribution in accordance with the provisions of Code Section 414(v).

The "contribution percentage" with respect to an "eligible participant" for a particular Plan Year means the ratio of the sum of the included contributions, described below, to the "eligible participant's" "test compensation" for such Plan Year. Contributions made by or on behalf of an "eligible participant" for the Plan Year that are used in computing the "eligible participant's" "contribution percentage" include the following:

•	After-Tax Contributions, excluding contributions to the Plan made pursuant to Code Section 414(u) that are treated as After-Tax Contributions

•	Matching Contributions, except as specifically provided below

•
if elected by the Sponsor, 401(k) Contributions, including Catch-Up 401(k) Contributions, to the extent such 401(k) Contributions are not included in determining the "eligible participant's" "deferral percentage" for such Plan Year

•
if elected by the Sponsor, Qualified Nonelective Contributions, to the extent such Qualified Nonelective Contributions are not included in determining the "eligible participant's" "deferral percentage" for such Plan Year

Notwithstanding the foregoing, the following Matching Contributions are not included in computing an "eligible participant's" "contribution percentage" for a Plan Year:

•
Matching Contributions that are forfeited because they relate to 401(k) Contributions that are distributed as "excess contributions", "excess deferrals", or because they exceed the Code Section 402(g) limit

•	contributions to the Plan made pursuant to Code Section 414(u) that are treated as Matching Contributions

•	Matching Contributions that are forfeited because they relate to 401(k) Contributions that are re-characterized as Catch-Up 401(k) Contributions

Matching Contributions in excess of 100% of the 401(k) Contributions of an "eligible participant" who is not a Highly Compensated Employee for a Plan Year shall not be used in computing such "eligible participant's" "contribution percentage" for the Plan Year to the extent that such Matching Contributions exceed the greater of (i) 5% of the "eligible participant's" "test compensation" for the Plan Year or (ii) the product of 2 times the Plan's "representative match rate" multiplied by the "eligible participant's" 401(k) Contributions for the Plan Year. The Plan's "representative match rate" is the lowest "match rate" of any "eligible participant" who is not a Highly Compensated Employee for the Plan Year in either (i) the group consisting of half of all "eligible participants" who are not Highly Compensated Employees for the Plan Year or (ii) the group of all "eligible participants" who are not Highly Compensated Employees for the Plan Year and who are employed by the Employer or a Related Company on the last day of the Plan Year and who make 401(k) Contributions for the Plan Year, whichever results in the greater amount. An "eligible participant's "match rate" means the Matching Contributions made on behalf of the "eligible participant" for the Plan Year divided by the "eligible participant's" 401(k) Contributions for the Plan Year; provided, however, that if Matching Contributions are made at different rates for different levels of Compensation, the "match rate" shall be determined assuming 401(k) Contributions equal to 6% of "test compensation".

Notwithstanding the foregoing, the following special rules apply for any Plan Year in which the nondiscrimination requirements applicable to some or all 401(k) Contributions are deemed satisfied, as provided in this Article:

(a)   401(k) Contributions with respect to which the limitations are deemed satisfied shall not be used in computing an "eligible participant's" "contribution percentage" for such Plan Year.

(b)   If the nondiscrimination requirements applicable to After-Tax Contributions and Matching Contributions under Code Section 401(m) are also deemed satisfied for the Plan Year with respect to all or some Matching Contributions, as provided in this Article, the Sponsor may elect to exclude those Matching Contributions made on an "eligible participant's" behalf for the Plan Year with respect to which the limitations are deemed satisfied in computing the "eligible participant's" "contribution percentage" for such Plan Year.

(c)   If the nondiscrimination requirements applicable to 401(k) Contributions are deemed satisfied using Safe Harbor Matching Contributions, but the nondiscrimination requirements applicable to Matching Contributions are not deemed satisfied for the Plan Year, the Sponsor may elect to exclude Matching Contributions made on an "eligible participant's" behalf for the Plan Year in an amount up to 4 percent of the "eligible participant's" "test compensation" for the Plan Year in computing the "eligible participant's" "contribution percentage" for such Plan Year.

To be included in computing an "eligible participant's" "contribution percentage" for a Plan Year, After-Tax Contributions must be contributed to the Plan before the end of such Plan Year. Other contributions must be allocated to the "eligible participant's" Account as of a date within such Plan Year and must be made to the Plan before the end of the 12-month period immediately following the Plan Year to which the contributions relate. For Plan Years in which the prior year testing method is used in applying the nondiscrimination requirements applicable to After-Tax Contributions and Matching Contributions, contributions used in computing the "contribution percentage" for the "testing year" of a non-Highly Compensated Employee must be made before the last day of the Plan Year for which the test is being applied.

If an Employer elects to change from the current year testing method to the prior year testing method, the following shall not be included in computing a non-Highly Compensated Employee's "contribution percentage" for the Plan Year immediately preceding the Plan Year in which the prior year testing method is first effective:

•	401(k) Contributions that were included in computing the "eligible participant's" "contribution percentage" under the current year method for such immediately preceding Plan Year

•
Qualified Nonelective Contributions that were included in computing the "eligible participant's" "deferral percentage" or "contribution percentage" under the current year method for such immediately preceding Plan Year

•	Qualified Matching Contributions that were included in computing the "eligible participant's" "deferral percentage" under the current year testing method for such immediately preceding Plan Year

The determination of an "eligible participant's" "contribution percentage" shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

The "deferral percentage" with respect to an Eligible Employee for a particular Plan Year means the ratio of the sum of the included contributions, described below, to the Eligible Employee's "test compensation" for such Plan Year. Contributions made on behalf of an Eligible Employee for the Plan Year that are used in computing the Eligible Employee's "deferral percentage" include the following:

•	401(k) Contributions, except as specifically provided below

•	if elected by the Sponsor, Qualified Matching Contributions

•
if elected by the Sponsor, Qualified Nonelective Contributions, to the extent such Qualified Nonelective Contributions are not included in determining the Eligible Employee's "contribution percentage" for such Plan Year

Notwithstanding the foregoing, the following 401(k) Contributions are not included in computing an Eligible Employee's "deferral percentage" for a Plan Year:

•	401(k) Contributions that are distributed to a non-Highly Compensated Employee in accordance with the provisions of Section 7.2 because they exceed the Code Section 402(g) limit

•	contributions made to the Plan pursuant to Code Section 414(u) that are treated as 401(k) Contributions

•
Catch-Up 401(k) Contributions, except to the extent the Eligible Employee's 401(k) Contributions are re-characterized as Catch-Up 401(k) Contributions as a result of a failure to satisfy the nondiscrimination requirements applicable to 401(k) Contributions

•	401(k) Contributions that are included in determining an Eligible Employee's "contribution percentage" for the Plan Year

•
For any Plan Year in which the nondiscrimination requirements applicable to 401(k) Contributions are deemed satisfied with respect to some 401(k) Contributions, as provided in this Article, 401(k) Contributions with respect to which the limitations are deemed satisfied

To be included in computing an Eligible Employee's "deferral percentage" for a Plan Year, contributions must be allocated to the Eligible Employee's Account as of a date within such Plan Year and be made to the Plan before the end of the 12-month period immediately following the Plan Year to which the contributions relate. For Plan Years in which the prior year testing method is used in applying the nondiscrimination requirements applicable to 401(k) Contributions, contributions used in computing the "deferral percentage" for the "testing year" of a non-Highly Compensated Employee must be made before the last day of the Plan Year for which the test is being applied.

If an Employer elects to change from the current year testing method to the prior year testing method, the following shall not be included in computing a non-Highly Compensated Employee's "deferral percentage" for the Plan Year immediately preceding the Plan Year in which the prior year testing method is first effective:

•	401(k) Contributions that were included in computing the Eligible Employee's "contribution percentage" under the current year method for such immediately preceding Plan Year

•
Qualified Nonelective Contributions that were included in computing the Eligible Employee's "deferral percentage" or "contribution percentage" under the current year method for such immediately preceding Plan Year

•	Qualified Matching Contributions that were included in computing the Eligible Employee's "deferral percentage" under the current year testing method for such immediately preceding Plan Year

The determination of an Eligible Employee's "deferral percentage" shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

An "elective contribution" means any employer contribution made to a plan maintained by an Employer or a Related Company on behalf of a Participant in lieu of cash compensation pursuant to his election (whether such election is an active election or a passive election) to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), or any plan as described in Code Section 501(c)(18), and any contribution made on behalf of the Participant by an Employer or a Related Company for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. For purposes of applying the limitations described in this Article VII, the term "elective contribution" includes designated Roth contributions and excludes "catch-up contributions".

An "elective 401(k) contribution" means any employer contribution made to a plan maintained by an Employer or a Related Company on behalf of a Participant in lieu of cash compensation pursuant to his election (whether such election is an active election or a passive election) to defer under any qualified CODA as described in Code Section 401(k) including a designated Roth contribution. For purposes of applying the limitations described in this Article VII, the term "elective 401(k) contribution" excludes "catch-up contributions".

An "eligible participant" means any Eligible Employee who is eligible to make After-Tax Contributions or to have 401(k) Contributions made on his behalf (if 401(k) Contributions are taken into account in determining "contribution percentages"), or to participate in the allocation of Matching Contributions.

Notwithstanding the foregoing, the following Employees shall not be included as "eligible participants":

•	Eligible Employees who are covered by a collective bargaining agreement between their Employer and employee representatives if retirement benefits were the subject of good faith bargaining

An "employee contribution" means any employee after-tax contribution allocated to an Eligible Employee's account under any qualified plan of an Employer or a Related Company.

An "excess aggregate contribution" means any contribution made to the Plan by or on behalf of a Participant that exceeds the limitations described in Section 7.7.

An "excess contribution" means any contribution made to the Plan on behalf of a Participant that exceeds the limitations described in Section 7.4.

An "excess deferral" with respect to a Participant means that portion of a Participant's 401(k) Contributions, excluding Catch-Up 401(k) Contributions, for his taxable year that, when added to amounts deferred for such taxable year under other plans or arrangements described in Code Section 401(k), 408(k), or 403(b) (other than any such plan or arrangement that is maintained by an Employer or a Related Company and excluding any "catch-up contributions"), would exceed the dollar limit imposed under Code Section 402(g) as in effect on January 1 of the calendar year in which such taxable year begins and is includible in the Participant's gross income under Code Section 402(g).

The "415 compensation" of a Participant for any "limitation year" means the wages as defined in Code Section 3401(a), determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him by an Employer or a Related Company for such "limitation year" for which his employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 (commonly referred to as W-2 earnings).

Effective for "limitation years" beginning in 2005 and thereafter, "415 compensation" does not include amounts paid to a Participant following severance from employment unless such amounts are paid within 2 ½ months of the Participant's severance from employment and (i) would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant's regular working hours, compensation for services outside the Participant's regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation or (ii) are payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if his employment had continued.

"415 compensation" also includes (i) any elective deferral, as defined in Code Section 402(g)(3) and (ii) any amount contributed or deferred by the Employer or Related Company at the Participant's election which is not includable in the Participant's gross income by reason of Code Section 125, 132(f)(4), or 457. For purposes of this paragraph, amounts under a group health plan that a Participant cannot receive in cash in lieu of coverage under the group health plan because the Participant cannot certify that he has other health coverage will nevertheless be deemed to be excluded from the Participant's taxable income pursuant to Code Section 125.

In no event, however, shall the "415 compensation" of a Participant taken into account under the Plan for any "limitation year" exceed the limit in effect under Code Section 401(a)(17) ($220,000 for "limitation years" beginning in 2006, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for "limitation years" beginning in such calendar year).  If the "415 compensation" of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for fewer than 12 months.

Notwithstanding any other provision of the Plan to the contrary, effective for "limitation years" beginning on and after July 1, 2007,  if a Participant has a severance from employment (as defined in Treasury Regulations Section 1.415(a)-1(f)(5)) with the Employer and all Related Companies, "415 compensation" does not include amounts received by the Participant following such severance from employment except amounts paid before the later of (a) the close of the "limitation year" in which the Participant's severance from employment occurs or (b) within 2 ½ months of such severance if such amounts:

•
would otherwise have been paid to the Participant in the course of his employment, are regular compensation for services during the Participant's regular working hours, compensation for services outside the Participant's regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, and would have been included in the Participant's "415 compensation" if he had continued in employment

•
are payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if his employment had continued and such amounts would have been includable in "415 compensation" if his employment had continued

•
are received by the Participant pursuant to a non-qualified, unfunded deferred compensation plan, but only if the Participant would have received such payments at the same time if he had continued in employment and only to the extent the payments are includable in the Participant's gross income

For purposes of this subsection, a Participant will not be considered to have incurred a severance from employment if his new employer continues to maintain the plan with respect to such Participant.

To be included in a Participant's "415 compensation" for a particular "limitation year", an amount must have been received by the Participant (or would have been received, but for the Participant's election under Code Section 125, 132(f)(4), 401(k), 402(h)(1)(B), 403(b), 408(p)(2)(A)(i), or 457) within such "limitation year".

Notwithstanding any other provision of the Plan to the contrary, if a Participant is absent from employment as a Covered Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his "415 compensation" will include any differential pay, as defined hereunder, he receives or is entitled to receive from his Employer. For purposes of this paragraph, "differential pay" means any payment made to the Participant by the Employer after December 31, 2008, with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as a Covered Employee.

A "limitation year" means the Plan Year.

A "matching contribution" means any employer contribution allocated to an Eligible Employee's account under any plan of an Employer or a Related Company solely on account of "elective contributions" made on his behalf or "employee contributions" made by him, but excluding Safe Harbor Matching Contributions.

A "qualified matching contribution" means any employer contribution allocated to an Eligible Employee's account under any plan of an Employer or a Related Company solely on account of "elective contributions" made on his behalf or "employee contributions" made by him that is a qualified matching contribution as defined in regulations issued under Code Section 401(k), is nonforfeitable when made, and is distributable only as permitted in regulations issued under Code Section 401(k).

A "qualified nonelective contribution" means any employer contribution allocated to an Eligible Employee's account under any plan of an Employer or a Related Company that the Participant could not elect instead to receive in cash until distributed from the Plan, that is a qualified nonelective contribution as defined in Code Sections 401(k) and 401(m) and regulations issued thereunder, is nonforfeitable when made, and is distributable (other than for hardships) only as permitted in regulations issued under Code Section 401(k).

The "test compensation" of an Eligible Employee or "eligible participant" for any Plan Year means his Compensation as defined in Article I, unless the Administrator elects to substitute a different definition of compensation that satisfies the requirements of Code Section 414(s).

If elected by the Administrator with respect to a Plan Year, "test compensation" may exclude amounts earned by an individual during the Plan Year, but while the individual was not an Eligible Employee or "eligible participant".

In no event, shall the "test compensation" of a Participant taken into account under the Plan for any Plan Year exceed the limit in effect under Code Section 401(a)(17) ($220,000 for Plan Years beginning in 2006, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year) and, if elected by the Sponsor, further limited solely to "test compensation" of an Employee attributable to periods of time when he is an Eligible Employee or "eligible participant".  If the "test compensation" of an Eligible Employee or "eligible participant" is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Eligible Employee or "eligible participant" by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for an Eligible Employee or "eligible participant" who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

If a Participant has a severance from employment (as defined in Treasury Regulations Section 1.401(k)-1(d)(2)) with the Employer and all Related Companies, "test compensation" does not include amounts received by the Participant following such severance from employment.

Notwithstanding any other provision of the Plan to the contrary, unless the Administrator elects to substitute a different definition of compensation that satisfies the requirements of Code Section 414(s), if a Participant is absent from employment as a Covered Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his "test compensation" will include any differential pay, as defined hereunder, he receives or is entitled to receive from his Employer. For purposes of this paragraph, "differential pay" means any payment made to the Participant by the Employer after December 31, 2008, with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as a Covered Employee.

The "testing year" under the current year testing method means the Plan Year being tested. An Employer that has elected the current year testing method can change its election and elect the prior year testing method for a subsequent Plan Year only if either (1) the Plan has used the current year testing method for each of the preceding 5 Plan Years (or, if fewer, the number of Plan Years the Plan has been in existence) or (2) as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using the prior year testing method and a plan using the current year testing method and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

7.2  Code Section 402(g) Limit

In no event shall the amount of the 401(k) Contributions, excluding Catch-Up 401(k) Contributions, made on behalf of an Eligible Employee for his taxable year, when aggregated with any "elective contributions" made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company for his taxable year, exceed the dollar limit imposed under Code Section 402(g), as in effect on January 1 of the calendar year in which such taxable year begins. In the event that the Administrator determines that the reduction percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the reduction authorization of such Eligible Employee by reducing the percentage of his 401(k) Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the 401(k) Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the 401(k) Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the 401(k) Contributions that, when aggregated with "elective contributions" made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be either re-characterized as Catch-Up 401(k) Contributions or distributed to the Eligible Employee no later than the April 15 immediately following such taxable year. Any 401(k) Contributions that are distributed to an Eligible Employee in accordance with this Section shall not be taken into account in determining the Eligible Employee's "deferral percentage" for the "testing year" in which the 401(k) Contributions were made, unless the Eligible Employee is a Highly Compensated Employee.

If excess 401(k) Contributions are distributed to a Participant or are re-characterized as Catch-Up 401(k) Contributions in accordance with this Section, Matching Contributions that are attributable solely to the re-characterized or distributed 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which re-characterization or distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made; provided, however, that Safe Harbor Matching Contributions attributable to 401(k) Contributions that have been re-characterized hereunder shall not be forfeited.

7.3  Distribution of "Excess Deferrals"

Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Administrator in writing no later than the March 1 following the close of the Participant's taxable year that "excess deferrals" have been made on his behalf under the Plan for such taxable year, the "excess deferrals", plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year. Any 401(k) Contributions that are distributed to a Participant in accordance with this Section shall nevertheless be taken into account in determining the Participant's "deferral percentage" for the "testing year" in which the 401(k) Contributions were made.

If 401(k) Contributions are distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.4  Limitation on 401(k) Contributions of Highly Compensated Employees – ADP Test

The provisions of this Section shall apply with respect to Eligible Employees during the Plan Year who are eligible to make 401(k) Contributions, but are not eligible to receive allocations of Safe Harbor Matching Contributions. Under no circumstance do the provisions of this Section relieve an Employer from its obligation to make Safe Harbor Matching Contributions in accordance with the terms of the Plan, except to the extent the Plan has been amended in accordance with the requirements of Treasury Regulations Section 1.401(k)-3 to eliminate Safe Harbor Matching Contributions.

Notwithstanding any other provision of the Plan to the contrary, the 401(k) Contributions made with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average "deferral percentage" for such Eligible Employees that exceeds the greater of:

(a)   a percentage that is equal to 125 percent of the average "deferral percentage" for all other Eligible Employees for the "testing year"; or

(b)   a percentage that is not more than 200 percent of the average "deferral percentage" for all other Eligible Employees for the "testing year" and that is not more than two percentage points higher than the average "deferral percentage" for all other Eligible Employees for the "testing year", unless the "excess contributions", determined as provided in the following Section are re-characterized or distributed as provided in Section 7.6.

If the Plan provides that Employees are eligible to make 401(k) Contributions before they have satisfied the minimum age and service requirements under Code Section 410(a)(1)(A) and applies Code Section 410(b)(4)(B) in determining whether the cash or deferred arrangement meets the requirements of Code Section 410(b)(1), the Administrator may apply the limitations described above either:

(c)   by comparing the average "deferral percentage" of all Eligible Employees who are Highly Compensated Employees for the Plan Year to the average "deferral percentage" for the "testing year" of all other Eligible Employees who have satisfied the minimum age and service requirements under Code Section 410(a)(1)(A); or

(d)   separately with respect to Eligible Employees who have not satisfied the minimum age and service requirements under Code Section 410(a)(1)(A) and Eligible Employees who have satisfied such minimum age and service requirements.

In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to set a limit on the percentage of Compensation that a Highly Compensated Employee may contribute to the Plan as 401(k) Contributions for the Plan Year, to suspend completely further 401(k) Contributions on behalf of Highly Compensated Employees for any remaining portion of a Plan Year, or to adjust the projected "deferral percentages" of Highly Compensated Employees by reducing the percentage of their deferral elections for any remaining portion of a Plan Year to such smaller percentage that will result in the limitation set forth above not being exceeded. If the Administrator limits the 401(k) Contributions that may be made by Highly Compensated Employees for a Plan Year, the Administrator shall communicate that limit as soon as reasonably practicable. In the event of a suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as possible. An affected Highly Compensated Employee may be entitled to make a new election for the following Plan Year.

In determining the "deferral percentage" for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, "elective 401(k) contributions", "qualified nonelective contributions", and "qualified matching contributions" (to the extent that "qualified nonelective contributions" and "qualified matching contributions" are taken into account in determining "deferral percentages") made to his accounts under any plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to Treasury Regulations Section 1.410(b)-7(c), as modified by Section 1.401(k)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(k)-1(b)(4)((iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.

If one or more plans of an Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), then "deferral percentages" under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury Regulations Section 1.401(k)-1(b)(4)(v), an Employer may elect to calculate "deferral percentages" aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate "deferral percentages" aggregating bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(k).

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the "qualified nonelective contributions" and/or "qualified matching contributions" taken into account in determining "deferral percentages" for any Plan Year.

7.5  Determination and Allocation of "Excess Contributions" Among Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation on 401(k) Contributions described in the preceding Section is exceeded in any Plan Year, the Administrator shall first determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the "deferral percentage" of Highly Compensated Employees in order of their "deferral percentages" as follows:

(a)   The highest "deferral percentage(s)" shall be reduced to the greater of (1) the maximum "deferral percentage" that satisfies the limitation on 401(k) Contributions described in the preceding Section or (2) the next highest "deferral percentage".

(b)   If the limitation on 401(k) Contributions described in the preceding Section would still be exceeded after application of the provisions of paragraph (a), the Administrator shall continue reducing "deferral percentages" of Highly Compensated Employees, continuing with the next highest "deferral percentage", in the manner provided in paragraph (a) until the limitation on 401(k) Contributions described in the preceding Section is satisfied.

The determination of the dollar amount of the contributions included in the "excess contributions" hereunder shall be made after 401(k) Contributions and "excess deferrals" have been re-characterized or distributed pursuant to Sections 7.2 and 7.3, if applicable.

After determining the dollar amount of the contributions included in the "excess contributions" that have been made to the Plan, the Administrator shall then allocate such excess among Highly Compensated Employees in order of the dollar amount of their contributions included in the "deferral percentages" as follows:

(c)   The contributions included in the "deferral percentage(s)" of the Highly Compensated Employee(s) with the largest dollar amount of contributions included in the "deferral percentage" for the Plan Year shall be reduced by the dollar amount of the contributions included in the excess (with such dollar amount of the contributions being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of the contritbuions included in the "deferral percentage" of the Highly Compensated Employee(s) with the next highest dollar amount of contributions included in the"deferral percentage" for the Plan Year.

(d)   If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the dollar amount of the contributions included in the "deferral percentages" of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of contributions included in the "deferral percentages" for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

7.6  Treatment of "Excess Contributions"

Except to the extent that a Highly Compensated Employee's "excess contributions" may be re-characterized as Catch-Up 401(k) Contributions, "excess contributions" allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee prior to the end of the next succeeding Plan Year.  If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

"Excess contributions" shall be allocated among a Highly Compensated Employee's Sub-Accounts in the order prescribed by the Administrator, which order shall be uniform with respect to all Highly Compensated Employees and non-discriminatory.

If excess 401(k) Contributions are distributed to a Participant or are re-characterized as Catch-Up 401(k) Contributions in accordance with this Section, Matching Contributions that are attributable solely to the re-characterized or distributed 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which re-characterization or distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made; provided, however, that Safe Harbor Matching Contributions attributable to 401(k) Contributions that have been re-characterized hereunder shall not be forfeited.

7.7  Limitation on Contributions of Highly Compensated Employees – ACP Test

Notwithstanding any other provision of the Plan to the contrary, the Matching Contributions and After-Tax Contributions made with respect to a Plan Year by or on behalf of "eligible participants" who are Highly Compensated Employees may not result in an average "contribution percentage" for such "eligible participants" that exceeds the greater of:

(a)   a percentage that is equal to 125 percent of the average "contribution percentage" for all other "eligible participants" for the "testing year"; or

(b)   a percentage that is not more than 200 percent of the average "contribution percentage" for all other "eligible participants" for the "testing year" and that is not more than two percentage points higher than the average "contribution percentage" for all other "eligible participants" for the "testing year", unless the "excess aggregate contributions", determined as provided in the following Section are forfeited or distributed as provided in Section 7.9.

If the Plan provides that Employees are eligible to make After-Tax Contributions and/or receive Matching Contributions before they have satisfied the minimum age and service requirements under Code Section 410(a)(1)(A) and applies Code Section 410(b)(4)(B) in determining whether the portion of the Plan subject to Code Section 401(m) meets the requirements of Code Section 410(b)(1), the Administrator may apply the limitations described above either:

(c)   by comparing the average "contribution percentage" of all "eligible participants" who are Highly Compensated Employees for the Plan Year to the average "contribution percentage" for the "testing year" of all other "eligible participants" who have satisfied the minimum age and service requirements under Code Section 410(a)(1)(A); or

(d)   separately with respect to "eligible participants" who have not satisfied the minimum age and service requirements under Code Section 410(a)(1)(A) and "eligible participants" who have satisfied such minimum age and service requirements.

In determining the "contribution percentage" for any "eligible participant" who is a Highly Compensated Employee for the Plan Year, "matching contributions", "employee contributions", "qualified nonelective contributions", and "elective 401(k) contributions" (to the extent that "qualified nonelective contributions" and "elective 401(k) contributions" are taken into account in determining "contribution percentages") made to his accounts under any plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to Treasury Regulations Section 1.410(b)-7(c), as modified by Section 1.401(m)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(m)-1(b)(4)((iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.

If one or more plans of an Employer or a Related Company are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), the "contribution percentages" under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury Regulations Section 1.401(m)-1(b)(4)(v), an Employer may elect to calculate "contribution percentages" aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate "contribution percentages" aggregating bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(m).

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the "elective 401(k) contributions", "qualified nonelective contributions", and/or "qualified matching contributions" taken into account in determining "contribution percentages" for any Plan Year.

7.8  Determination and Allocation of Excess Aggregate Contributions Among Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation described in the preceding Section is exceeded in any Plan Year, the Administrator shall first determine the dollar amount of the contributions included in the excess by reducing the dollar amount of the contributions included in determining the "contribution percentage" of Highly Compensated Employees in order of their "contribution percentages", as follows:

(a)   The highest "contribution percentage(s)" shall be reduced to the greater of (1) the maximum "contribution percentage" that satisfies the limitation described in the preceding Section or (2) the next highest "contribution percentage".

(b)   If the limitation described in the preceding Section would still be exceeded after application of the provisions of paragraph (a), the Administrator shall continue reducing "contribution percentages" of Highly Compensated Employees, continuing with the next highest "contribution percentage", in the manner provided in paragraph (a) until the limitation described in the preceding Section is satisfied.

The determination of the dollar amount of contributions included in the "excess aggregate contributions" shall be made after application of Sections 7.2, 7.3, and 7.6, if applicable.

After determining the dollar amount of contributions included in the "excess aggregate contributions" that have been made to the Plan, the Administrator shall next allocate such excess among Highly Compensated Employees in order of the dollar amount of contributions included in their "contribution percentages" as follows:

(c)   The contributions included in the "contribution percentages" of the Highly Compensated Employee(s) with the largest dollar amount of contributions included in the "contribution percentage" shall be reduced by the dollar amount of contributions included in the excess (with such dollar amount of contributions being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of contributions included in the "contribution percentage" of the Highly Compensated Employee(s) with the next highest dollar amount of contributions included in the "contribution percentage" for the Plan Year.

(d)   If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions included in the "contribution percentages" of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of contributions included in the "contribution percentages" for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

7.9  Treatment of "Excess Aggregate Contributions"

"Excess aggregate contributions" allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be forfeited, to the extent forfeitable, or distributed to the Participant prior to the end of the next succeeding Plan Year as hereinafter provided.  If such excess amounts are forfeited or distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax of 10% will be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

Excess amounts shall be forfeited or distributed from a Highly Compensated Employee's Account in the order prescribed by the Administrator, which order shall be uniform with respect to all Highly Compensated Employees and non-discriminatory.

"Excess aggregate contributions" that are vested shall in all cases be distributed.  Excess Matching Contributions that are not vested shall be forfeited.  Any amounts forfeited with respect to a Participant pursuant to this Section shall be treated as a forfeiture under the Plan no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.10  Treatment of Forfeited Matching Contributions

Any Matching Contributions that are forfeited pursuant to the provisions of the preceding Sections of this Article shall be applied against the Employers' contribution obligations for the Plan Year or against Plan expenses, as directed by the Administrator.

Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year exceed the amount of the Employers' contribution obligations for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account and shall for all Plan purposes be applied against Plan expenses and the Employers' contribution obligations for the following Plan Year.

7.11  Determination of Income or Loss

The income or loss attributable to contributions in excess of a limit described above that are distributed pursuant to this Article shall be determined for the preceding Plan Year under the method otherwise used for allocating income or loss to Participants' Accounts.

7.12  Deemed Satisfaction of the Limitations on 401(k) Contributions and Matching Contributions of Highly Compensated Employees

The provisions of this Section shall apply with respect to Eligible Employees during the Plan Year who are eligible to make 401(k) Contributions and to receive allocations of Safe Harbor Matching Contributions. Section 7.4 of the Plan describes testing requirements that are applicable to Eligible Employees who are eligible to make 401(k) Contributions but are not eligible to receive allocations of Safe Harbor Matching Contributions.

Notwithstanding any other provision of this Article to the contrary, the Plan is intended to satisfy the nondiscrimination requirements applicable to 401(k) Contributions using the safe harbor provisions of Code Section 401(k)(12).

Except as permitted under Treasury Regulations Section 1.401(k)-3, the Plan may not be amended to cease Safe Harbor Matching Contributions and apply the testing requirements described in Treasury Regulations Section 1.401(k)-2.

The Plan shall not be deemed to have satisfied the limitations on 401(k) Contributions of Highly Compensated Employees for any Plan Year unless the ratio of Matching Contributions made with respect to the 401(k) Contributions of each Highly Compensated Employee for the Plan Year is not greater than the ratio of Matching Contributions made with respect to 401(k) Contributions of each non-Highly Compensated Employee who has made 401(k) Contributions for the Plan Year at the same percentage of Compensation for the Plan Year as such Highly Compensated Employee. For purposes of determining such ratio, "matching contributions", "elective 401(k) contributions", and "employee contributions", if "employee contributions" are matched, made by or on behalf of a Highly Compensated Employee under another qualified defined contribution plan for any period during which the Highly Compensated Employee participated simultaneously under both the Plan and such other plan, shall be aggregated with the Matching Contributions and 401(k) Contributions of such Highly Compensated Employee.

With respect to the Safe Harbor Matching Contributions made on behalf of Griffith Employees, the Plan is intended to satisfy the nondiscrimination requirements applicable to matching contributions using the safe harbor provisions of Code Section 401(m)(11).

Except as permitted under Treasury Regulations Section 1.401(m)-3, the Plan may not be amended to cease Safe Harbor Matching Contributions and apply the testing requirements applicable to matching contributions under Treasury Regulations Section 1.401(m)-2.

Even if the Plan is deemed to have satisfied the limitations on Matching Contributions of Highly Compensated Employees described in Section 7.4, it will not be deemed to have satisfied the limitations on After-Tax Contributions also applicable to Highly Compensated Employees thereunder.

7.13  Notice Requirements for Safe Harbor Matching Contributions

For each Plan Year in which an Employer makes a Safe Harbor Matching Contribution on behalf of its Eligible Employees, the Employer shall provide such Eligible Employees a comprehensive notice describing the Eligible Employee's rights and obligations under the Plan. The notice shall include a description of the formula used for determining Safe Harbor Matching Contribution

The notice shall be written in a manner calculated to be understood by the average Eligible Employee. The Employer shall provide such notice within one of the following periods, whichever is applicable:

(a)   for an Employee who is an Eligible Employee 90 days before the beginning of the Plan Year, within the period beginning 90 days and ending 30 days before the beginning of the Plan Year, or

(b)   for an Employee who becomes an Eligible Employee after that date, within the period beginning 90 days before the date he becomes an Eligible Employee and ending on the date such Employee becomes an Eligible Employee.

Notwithstanding any other provision of the Plan to the contrary, an Eligible Employee shall have a reasonable period (not fewer than 30 days) following receipt of such notice in which to make or amend his election to have his Employer make 401(k) Contributions to the Plan on his behalf.

Safe Harbor Matching Contributions may be reduced or suspended during a Plan Year for future 401(k) Contributions only if: (a) all Eligible Employees are provided a notice describing the amendment to reduce or suspend Safe Harbor Matching Contributions, the effective date of the amendment and the procedures for changing their 401(k) Contribution elections; (b) the reduction or suspension is not effective before the later of (i) 30 days after the notice is provided to Eligible Employees or (ii) the date the amendment is adopted; (c) Eligible Employees are given a reasonable opportunity before the amendment is effective to change their 401(k) Contribution elections; (d) the Plan is amended to provide that the ADP test will be satisfied for the full plan year using the current-year testing method; and (e) the Plan provides Safe Harbor Matching Contributions in accordance with the Plan provisions in effect prior to the amendment with respect to 401(k) Contributions made through the effective date of the amendment.

7.14  Code Section 415 Limitations on Crediting of Contributions and Forfeitures

Notwithstanding any other provision of the Plan to the contrary, the "annual addition" with respect to a Participant for a "limitation year" shall in no event exceed the lesser of (i) the maximum dollar amount permitted under Code Section 415(c)(1)(A), adjusted as provided in Code Section 415(d) (e.g., $46,000 for the "limitation year" beginning in 2008) or (ii) 100 percent of the Participant's "415 compensation" for the "limitation year"; provided, however, that the limit in clause (i) shall be pro-rated for any short "limitation year". The limit in clause (ii) shall not apply to any contribution to an individual medical account, as defined in Code Section 415(l), or to a post-retirement medical benefits account maintained for a key employee which is treated as an "annual addition" under Code Section 419A(d)(2). A Participant's 401(k) Contributions may be re-characterized as Catch-Up 401(k) Contributions and excluded from the Participant's "annual additions" for the "limitation year" to satisfy the preceding limitation.

If the Employer or a Related Company participates in a multiemployer plan, in determining whether the "annual additions" made on behalf of a Participant to the Plan, when aggregated with "annual additions" made on the Participant's behalf under the multiemployer plan satisfy the above limitation, only "annual additions" made by the Employer (or a Related Company) to the multiemployer plan shall be aggregated with the "annual additions" under the Plan and "415 compensation" shall include only compensation paid to the Participant by the Employer (or a Related Company).

If the "annual addition" to the Account of a Participant in any "limitation year" beginning on or after July 1, 2007, nevertheless exceeds the amount that may be applied for his benefit under the limitations described in clauses (i) and (ii) above, correction shall be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2006-27, or any superseding guidance.

7.15  Application of Code Section 415 Limitations Where Participant is Covered Under Other Qualified Defined Contribution Plan

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the "annual addition" to be made under the Plan for the "limitation year" when combined with the "annual addition" to be made under such other qualified defined contribution plan(s) would otherwise exceed the amount that may be applied for the Participant's benefit under the limitation contained in the preceding Section, the "annual addition" to be made under the Plan shall be reduced, to the extent necessary so that the limitation in the preceding Section is satisfied.

If the "annual addition" to the Account of a Participant in any "limitation year" beginning on or after July 1, 2007, when combined with the "annual addition" made under any other qualified defined contribution plan maintained by an Employer or a Related Company nevertheless exceeds the amount that may be applied for the Participant's benefit under the limitation contained in the preceding Section, correction shall be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2006-27, or any superseding guidance.

7.16  Scope of Limitations

The Code Section 415 limitations contained in the preceding Sections shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Code Section 415(k). For purposes of applying the Code Section 415 limitations contained in the preceding Sections, the term "Related Company" shall be adjusted as provided in Code Section 415(h).

ARTICLE VIII
TRUST FUNDS AND ACCOUNTS

8.1  General Fund

The Trustee shall maintain a General Fund as required to hold and administer any assets of the Trust that are not allocated among the Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.

8.2  Investment Funds

The Sponsor shall determine the number and type of Investment Funds and shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

The Sponsor may determine to offer an Investment Fund known as the CH Energy Group Stock Fund invested primarily in equity securities that are CH Energy Group Stock.

The Sponsor shall direct the establishment and maintenance of default Investment Funds, which shall be certain Fidelity Freedom Funds.

8.3  Loan Investment Fund

If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XII, the Sponsor shall direct the establishment and maintenance of a loan Investment Fund in the Participant's name.  The assets of the loan Investment Fund shall be held as a separate trust fund.  A Participant's loan Investment Fund shall be invested in the note(s) reflecting the loan(s) made to the Participant in accordance with the provisions of Article XII. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant's loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XII.

8.4  Default Investment Fund

The Sponsor shall designate an Investment Fund or Investment Funds as the default Investment Fund.

8.5  Income on Trust

Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund maintained hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.

8.6  Accounts

As of the first date a contribution is made by or on behalf of a Covered Employee there shall be established an Account in his name reflecting his interest in the Trust.  Each Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan.  The balance of each Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

8.7  Sub-Accounts

A Participant's Account shall be divided into such separate, individual Sub-Accounts as are necessary or appropriate to reflect the Participant's interest in the Trust.

ARTICLE IX
LIFE INSURANCE CONTRACTS

9.1  No Life Insurance Contracts

A Participant's Account may not be invested in life insurance contracts on the life of the Participant.

ARTICLE X
DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1  Future Contribution Investment Elections

(a)   General. Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which the contributions made on his behalf shall be invested. An Eligible Employee's investment election shall specify the percentage, in the percentage increments prescribed by the Administrator, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100 percent. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he records a change of investment election with the Administrator, in such form as the Administrator shall prescribe. If recorded in accordance with any rules prescribed by the Administrator, a Participant's change of investment election may be implemented effective as of the business day on which the Administrator receives the Participant's instructions.

(b)   CH Energy Group Stock Fund.  Notwithstanding anything herein to the contrary, a Participant that has invested in the CH Energy Group Stock Fund shall be subject to the following:

(i)    A Participant may elect to transfer all or a portion of his CH Energy Group Stock Fund to any other Investment Fund.

(ii)   The amount that may be allocated to or invested in the CH Energy Group Stock Fund shall be limited to 25 percent of the full value of a Participant's Account subject to the exceptions under clause (iii) below.

(iii)   If the amount invested in the CH Energy Group Stock Fund in a Participant's Account exceeds 25 percent of the value of his entire Account due an increase in the price of CH Energy Group Stock, he shall not be required to reduce the amount of CH Energy Group Stock in his Account.  Furthermore, Employer Contributions may continue to be made in the form of CH Energy Group Stock regardless of the 25% limit in clause (ii) above.  However, a Participant's investment election with respect to his 401(k) Contributions may be restricted in order to observe the 25% limit.

10.2  Deposit of Contributions

All contributions made on a Participant's behalf shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant's currently effective investment election.  If no investment election is recorded with the Administrator at the time contributions are to be deposited to a Participant's Account, his contributions shall be allocated to the designated Fidelity Freedom Fund. Notwithstanding the foregoing, any contributions made to the Plan in CH Energy Group Stock shall be allocated to the CH Energy Group Stock Fund, pending directions to the Administrator regarding their future investment.

10.3  Election to Transfer Between Funds

(a)   General. A Participant may elect to transfer investments from any Investment Fund to any other Investment Fund. The Participant's transfer election shall specify a percentage, in the percentage increments prescribed by the Administrator, of the amount eligible for transfer that is to be transferred, which percentage may not exceed 100 percent. Any transfer election must be recorded with the Administrator, in such form as the Administrator shall prescribe. Subject to any restrictions pertaining to a particular Investment Fund, if recorded in accordance with any rules prescribed by the Administrator, a Participant's transfer election may be implemented effective as of the business day on which the Administrator receives the Participant's instructions.

        Notwithstanding any other provision of this Section to the contrary, the Administrator may prescribe such rules restricting Participants' transfer elections as it deems necessary or appropriate to preclude excessive or abusive trading or market timing.

10.4  404(c) Protection

The Plan is intended to constitute a plan described in ERISA Section 404(c) and regulations issued thereunder. The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.

A Participant's directions to the Trustee regarding investment in and transfers to and from the CH Energy Group Stock Fund shall be communicated in confidence and shall not be divulged to the Employers or to any officer, director, or employee of the Employers. The Sponsor shall establish procedures to provide and maintain such confidentiality and shall appoint a fiduciary with the responsibility of overseeing such procedures. An independent fiduciary shall be appointed to the extent required under Department of Labor Regulations Section 2550.404c-1(d)(2)(ii)(E)(4)(ix) to maintain such confidentiality.

10.5  Voting and Tendering CH Energy Group Stock

Each Participant who has an interest in the CH Energy Group Stock Fund shall have the right to direct the Trustee as to the manner in which the number of shares credited to his Account or, if accounting under the CH Energy Group Stock Fund is by units of participation, his proportionate interest in the CH Energy Group Stock Fund, is to be voted. Upon receipt of a Participant's direction, the Trustee shall vote the shares representing the Participant's interest in the CH Energy Group Stock Fund as directed. Except as otherwise required by law or as otherwise provided in the Trust Agreement, if the Trustee does not receive direction from a Participant regarding how to vote the shares representing his interest in the CH Energy Group Stock Fund, the Trustee shall not vote such shares.

In addition, upon commencement of a tender offer for any securities held in the CH Energy Group Stock Fund, each Participant who has an interest in the CH Energy Group Stock Fund shall have the right to direct the Trustee whether or not to tender all or any portion of the shares credited to his Account or, if accounting under the CH Energy Group Stock Fund is by units of participation, all or any portion of his proportionate interest in the CH Energy Group Stock Fund. A Participant may change his direction regarding the tender of shares representing his interest in the CH Energy Group Stock Fund at any time prior to the tender offer withdrawal deadline. The Trustee shall tender or not tender shares representing a Participant's interest in the CH Energy Group Stock Fund in accordance with the Participant's directions. Except as otherwise required by law, if the Trustee does not receive direction from a Participant regarding whether or not to tender the shares representing a Participant's interest in the CH Energy Group Stock Fund, the Trustee shall not tender such shares. The proceeds received by the Trustee with respect to shares of stock tendered by the Trustee in accordance with Participants' directions shall be allocated to the Accounts of those Participants who elected to tender their shares in proportion to their interest in the tendered shares.

All materials provided to other shareholders, including proxy solicitation materials and all tender materials, shall be provided to each Participant with an interest in the CH Energy Group Stock Fund.

A Participant's directions to the Trustee hereunder shall be communicated in confidence and shall not be divulged to the Employers or to any officer, director, or employee of the Employers. The Sponsor shall establish procedures to provide and maintain such confidentiality and shall appoint a fiduciary with the responsibility of overseeing such procedures. An independent fiduciary shall be appointed to the extent required under Department of Labor Regulations Section 2550.404c-1(d)(2)(ii)(E)(4)(ix) to maintain such confidentiality.

10.6  Diversification of CH Energy Group Stock

Subject to the effective date provisions of this Section, notwithstanding any other provision of the Plan to the contrary, a Participant whose Sub-Accounts are invested, in whole or in part, in the CH Energy Group Stock Fund shall be permitted to divest such investments and re-invest such Sub-Account(s) in other Investment Funds provided under the Plan. This paragraph shall also apply to an alternate payee who has an Account under the Plan and the Beneficiary of a deceased Participant.

The Plan shall offer at least 3 Investment Fund options (other than employer securities) as alternatives to the CH Energy Group Stock Fund. Each such alternative Investment Fund shall be diversified and shall have materially different risk and return characteristics.

Except as otherwise specifically provided below, the Plan shall not be treated as meeting the requirements of this Section if the Plan imposes any restrictions or conditions on investment in the CH Energy Group Stock Fund, either directly or indirectly, that do not also apply to investment in the other Investment Funds. A prohibited restriction or condition means:

•  conditioning a benefit on investment in the CH Energy Group Stock Fund or

•  restricting a Participant's right to divest his investment in the CH Energy Group Stock Fund if such restriction does not also apply to the Participant's right to divest his investment in any other Investment Fund

Examples of prohibited restrictions and conditions include, but are not limited to, provisions that:

•  permit a Participant to divest investments in the CH Energy Group Stock Fund on a less frequent basis than the Participant may divest his investments in any other Investment Fund (e.g., quarterly divestment from the CH Energy Group Stock Fund, but daily divestment from other Investment Funds)

•  treat a Participant who divests his investment in the CH Energy Group Stock Fund less favorably than a Participant who retains such investment (e.g., the Plan provides a higher match rate for Participants who invest in the CH Energy Group Stock Fund)

•  preclude a Participant who divests his investment in the CH Energy Group Stock Fund from re-investing in the CH Energy Group Stock Fund for a specified period of time.

Notwithstanding the foregoing, the following restrictions or conditions may be imposed under the Plan:

•  The Plan may limit the extent to which a Participant's Account may be invested in the CH Energy Group Stock Fund, provided such limit applies without regard to a Participant's prior exercise of rights to divest investment in the CH Energy Group Stock Fund.

•  The Plan may impose reasonable restrictions on the timing and number of investment elections a Participant may make with respect to the CH Energy Group Stock Fund, provided the restrictions are designed to limit short-term trading in CH Energy Group Stock.

•  The Plan will not be considered to condition a benefit on investment in the CH Energy Group Stock Fund if it imposes fees on other Investment Funds that are not imposed on the CH Energy Group Stock Fund.

•  The Plan will not be considered to have impermissibly restricted diversification of investments in the CH Energy Group Stock Fund if it imposes a reasonable fee for the divestment of CH Energy Group Stock.

•  The Plan may allow transfers into or out of a stable value or similar Investment Fund more frequently than it allows transfers into or out of the CH Energy Group Stock Fund. A stable value of similar Investment Fund means an Investment Fund designed to preserve principal and provide a reasonable rate of return, while providing liquidity.

•  The Plan may allow transfers out of a qualified default investment option, within the meaning of Department of Labor Regulations Section 2550.404c-5(e), more frequently than it allows transfers out of the CH Energy Group Stock Fund.

10.7  Special ESOP Provisions

The following provisions apply only to the ESOP Feature of the Plan:

(a)
At any time at which CH Energy Group Stock ceases to be publicly traded within the meaning of Treasury Regulation Section 54.4975-7(b)(1)(iv), all shares held under the ESOP Feature distributed by the Trustee may, as determined by the Administrator, be subject to a "right of first refusal."  Such a "right" shall provide that prior to any subsequent transfer, the shares must first be offered in writing to the Trust, and then, if refused by the Trust, to the Employer.  In the event that the proposed transfer constitutes a gift or other such transfer at less than fair market value, the price per share shall be the fair market value determined as of the Valuation Date coinciding with or immediately preceding the date offered to the Trust, or in the event of a proposed purchase by a prospective bona fide purchaser other than an Employer or a Related Company, the offer to the Trustee and the Employer shall be at the greater of fair market value determined as of the Valuation Date coinciding with or immediately preceding the date offered to the Trust or at the price offered to be paid by the prospective bona fide purchaser; provided, however, that in the case of a purchase by the Trust from a disqualified person (as defined in Code Section 4975) the price per share shall be determined as of the date of the purchase; and, provided, further, that the Trust shall not purchase any shares when the purchase price of such shares is in excess of fair market value.  The Trust or the Employer, as the case may be, may accept the offer at any time during a period not exceeding fourteen days after receipt of such offer.  The right of first refusal shall lapse fourteen days after the security holder gives written notice to the Trust of its right of first refusal with respect to the shares.

(b)
At any time at which CH Energy Group Stock held under the ESOP Feature has ceased to be readily tradeable on an established securities market, a Participant or Beneficiary shall be granted at any such time that such shares are distributed to him, an option to "put" such shares to the Employer; provided, however, that the Trust shall have the option to assume the rights and obligations of the Employer at the time the "put" option is exercised.  Such "put" option shall provide that, for a period of 60 days (excluding any period during which the Employer is prohibited from honoring the "put" option by applicable federal or state law) after such shares are distributed by the Trustee to a Participant or Beneficiary, the Participant or Beneficiary shall have the right to have the Employer purchase such shares at their fair market value, and if the "put" option is not exercised within such 60-day period, it may be exercised within an additional period of 60 days during the Plan Year next commencing after the date such shares were distributed by the Trustee.  For purposes of this Section, fair market value shall be based on the fair market value determined as of the Valuation Date coinciding with or immediately preceding the date of exercise.  Such "put" option shall be exercised by notifying the Employer in writing.  The terms of payment for the purchase of such shares shall be reasonable.  In the case of deferral of payment, adequate security and a reasonable rate of interest shall be provided for any credit extended, and cumulative payments as of any given date shall be no less than the aggregate of reasonable periodic payments as of such date.  Periodic payments shall be considered reasonable if annual installments, commencing within 30 days after the "put" is exercised, are substantially equal and if the payment period extends for not more than five years after the date the "put" is exercised; provided, however, that such period may be extended to a date no later than the earlier of ten years from the date the "put" is exercised or the date the proceeds of any loan used to acquire the shares subject to the "put" are entirely repaid.

(c)
Except as otherwise provided in this Section, no person may be required to sell shares held under the ESOP Feature to the Employer, nor may the Trust enter into an agreement which obligates the Trust to purchase such shares at an indefinite time determined upon the happening of an event such as the death of a shareholder.

(d)
Except as provided in this Section or as otherwise required by applicable law, no share held under the ESOP Feature may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by or when distributed from the Trust, whether or not the ESOP Feature ceases to be an employee stock ownership plan.  Moreover, if the Trustee holds or distributes any shares held under the ESOP Feature which are not readily tradeable on an established securities market when distributed or which cease to be so tradeable within the otherwise applicable "put" option periods, and the ESOP Feature ceases to be an employee stock ownership plan or the loan that financed the purchase of such shares is repaid, the "put" option described above shall be nonterminable with respect to such shares; provided, however, that in the case of such shares ceasing to be so tradeable within the otherwise applicable "put" option periods, the Employer shall notify each distributee described above who is then holding any such shares in writing on or before the tenth day after the date the shares cease to be so tradeable that for the remainder of such period or periods such shares are subject to a "put" option and the terms thereof, all as set forth above; and, provided, further, that the number of days between such tenth day and the date of which notice is actually given, if later than on the tenth day, shall be added to the duration of the "put" option.

(e)
In accordance with procedures established by the Administrator, any cash dividends payable on shares held in the CH Energy Group Stock Fund attributable to the Accounts of Participants and Beneficiaries shall be paid currently, or within ninety (90) days after the end of the Plan Year in which the dividends are paid to the Trust, in cash to the Participants and Beneficiaries on a nondiscriminatory basis, or such dividends may be paid directly to the Participants and Beneficiaries, or the dividends may be paid to the Plan and reinvested in the CH Energy Group Stock Fund.  Each Participant or Beneficiary to whom CH Energy Group Stock is attributable to their Accounts shall have the right to elect in accordance with procedures established by the Administrator whether such dividends (1) will be paid in cash to the Participant or Beneficiary, or (2) will remain in the Participant's or Beneficiary's Account and be reinvested in CH Energy Group Stock through the CH Energy Group Stock Fund.  Any dividend amounts credited to the Account of a Participant or Beneficiary shall be fully vested.

(f)
At any time at which CH Energy Group Stock held under the ESOP Feature has ceased to be readily tradeable on an established securities market, valuation of such CH Energy Group Stock with respect to activities carried on by the Plan shall be by an independent appraiser in accordance with Section 401(a)(28)(C) of the Code.

ARTICLE XI
CREDITING AND VALUING ACCOUNTS

11.1  Crediting Accounts

All contributions made under the provisions of the Plan shall be credited to Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Administrator.

11.2  Valuing Accounts

Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section 11.3 as Plan valuation procedures, as determined by the Administrator.

11.3  Plan Valuation Procedures

With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the "valuation period") in the following manner:

(a)   First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.

(b)   Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.

(c)   Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Accounts in the Trust Fund in the ratio of the balance of the portion of such Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Accounts in the Trust Fund similarly adjusted, and each Account in the Trust Fund shall be credited or charged with the amount of its allocated share.

11.4  Unit Accounting Permitted

The Administrator may, for administrative purposes, establish unit values for one or more Investment Fund (or any portion thereof) and maintain the accounts setting forth each Participant's interest in such Investment Fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Administrator shall deem to be fair, equitable, and administratively practicable.  In the event that unit accounting is thus established for an Investment Fund (or any portion thereof), the value of a Participant's interest in that Investment Fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in such Investment Fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

11.5  Finality of Determinations

The Trustee shall have exclusive responsibility for determining the value of each Account maintained hereunder. The Trustee's determinations thereof shall be conclusive upon all interested parties.

11.6  Notification

Within a reasonable period of time after the end of each Plan Year quarter, the Administrator shall notify each Participant and Beneficiary of the value of his Account and Sub-Accounts as the most recent Valuation Date.

ARTICLE XII
LOANS

12.1  Application for Loan

A Participant who is a party in interest as defined in ERISA Section 3(14) may make application to the Administrator for a loan from his Account. Loans shall be made to Participants in accordance with written guidelines which are hereby incorporated into and made a part of the Plan. To the extent that such written guidelines comply with the requirements of Code Section 72(p), but are inconsistent with the provisions of this Article, such written guidelines shall be given effect.

12.2  Collateral for Loan

As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan equal to the amount of the loan; provided, however, that in no event may the security interest exceed 50 percent of the Participant's vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions. In the case of a Participant who is an active employee, the Participant also shall enter into an agreement to repay the loan by payroll withholding.

No loan in excess of 50 percent of the Participant's vested interest under the Plan shall be made from the Plan.

Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.

A loan shall not be granted unless the Participant consents to the charging of his Account for unpaid principal and interest amounts in the event the loan is declared to be in default.

12.3  Reduction of Account Upon Distribution

Notwithstanding any other provision of the Plan, the amount of a Participant's Account that is distributable to the Participant or his Beneficiary under Article XIII or XV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant's death prior to the commencement of distribution of his Account and the Participant's vested interest in his Account is payable to more than one individual as Beneficiary, then the balance of the Participant's vested interest in his Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to each such individual.

12.4  Legal Requirements Applicable to Plan Loans

Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article:

(a)   The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Company) shall not exceed the lesser of:

(i)    $50,000, reduced by the excess, if any, of the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or a Related Company during the preceding 12-month period over the outstanding balance of such loans on the date a loan is made hereunder; or

(ii)   50 percent of the vested portions of the Participant's Account and his vested interest under all other plans maintained by an Employer or a Related Company.

(b)   The term of any loan to a Participant shall be no greater than 5 years.

(c)   Substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly. Notwithstanding the foregoing, if so provided in the written guidelines applicable to Plan loans, the amortization schedule may be waived and payments suspended while a Participant is on a leave of absence from employment with an Employer or any Related Company (for periods in which the Participant does not perform military service as described in paragraph (d) below), provided that all of the following requirements are met:

(i)    Such leave is either without pay or at a reduced rate of pay that, after withholding for employment and income taxes, is less than the amount required to be paid under the amortization schedule;

(ii)   Payments resume after the earlier of (a) the date such leave of absence ends or (b) the one-year anniversary of the date such leave began;

(iii)  The period during which payments are suspended does not exceed one year;

(iv)  Payments resume in an amount not less than the amount required under the original amortization schedule; and

(v)   The waiver of the amortization schedule does not extend the period of the loan beyond the maximum period permitted under this Article.

(d)   If a Participant is absent from employment with any Employer or any Related Company for a period during which he performs services in the uniformed services (as defined in chapter 45 of title 38 of the United States Code), whether or not such services constitute qualified military service, the suspension of payments shall not be taken into account for purposes of applying either paragraph (b) or paragraph (c) of this Section provided that all of the following requirements are met:

(i)    Payments resume upon completion of such military service;

(ii)   Payments resume in an amount not less than the amount required under the original amortization schedule and continue in such amount until the loan is repaid in full;

(iii)  Upon resumption, payments are made no less frequently than required under the original amortization schedule and continue under such schedule until the loan is repaid in full; and

(iv)  The loan is repaid in full, including interest accrued during the period of such military service, no later than the maximum period otherwise permitted under this Article extended by the period of such military service.

(e)   The loan shall be evidenced by a legally enforceable agreement that demonstrates compliance with the provisions of this Section.

(f)    Subject to the requirements of the Servicemembers Civil Relief Act, the interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

12.5  Administration of Loan Investment Fund

Upon approval of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, as directed by the Administrator, to the loan Investment Fund established in the Participant's name. Any loan approved by the Administrator shall be made to the Participant out of the Participant's loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election. The balance of the Participant's loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

12.6  Default

If either (i) a Participant fails to make or cause to be made, any payment required under the terms of the loan within 90 days following the date on which such payment shall become due, unless payment is not made because the Participant is on a leave of absence and the amortization schedule is waived as provided in paragraph (c) or (d) of Section 12.4, or (ii) there is an outstanding principal balance existing on a loan after the last scheduled repayment date (extended as provided in Section 12.4(d), if applicable), the Administrator shall direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable.  In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

12.7  Deemed Distribution Under Code Section 72(p)

If a Participant's loan is in default as provided in Section 12.6, the Participant shall be deemed to have received a taxable distribution in the amount of the outstanding loan balance as required under Code Section 72(p), whether or not distribution may actually be made from the Plan without adversely affecting the tax qualification of the Plan; provided, however, that the taxable portion of such deemed distribution shall be reduced in accordance with the provisions of Code Section 72(e) to the extent the deemed distribution is attributable to the Participant's After-Tax Contributions.

If a Participant is deemed to have received distribution of an outstanding loan balance hereunder, no further loans may be made to such Participant from his Account unless either (a) there is a legally enforceable arrangement among the Participant, the Plan, and the Participant's employer that repayment of such loan shall be made by payroll withholding or (b) the loan is secured by such additional collateral consisting of real, personal, or other property satisfactory to the Administrator to provide adequate security for the loan.

12.8  Treatment of Outstanding Balance of Loan Deemed Distributed Under Code Section 72(p)

With respect to any loan made on or after January 1, 2002, the balance of any loan that is deemed to have been distributed to a Participant hereunder shall cease to be an outstanding loan for purposes of Code Section 72(p) and a Participant shall not be treated as having received a taxable distribution when his Account is offset by such outstanding loan balance as provided in Section 12.6.  Any interest that accrues on a loan after it is deemed to have been distributed shall not be treated as an additional loan to the Participant and shall not be included in the Participant's taxable income as a deemed distribution.  Notwithstanding the foregoing, however, unless a Participant repays such loan, with interest, the amount of such loan, with interest thereon calculated as provided in the original loan note, shall continue to be considered an outstanding loan for purposes of determining the maximum permissible amount of any subsequent loan under Section 12.4(a).

If a Participant elects to make payments on a loan after it is deemed to have been distributed hereunder, such payments shall be treated as After-Tax Contributions to the Plan solely for purposes of determining the taxable portion of the Participant's Account and shall not be treated as After-Tax Contributions for any other Plan purpose, including application of the limitations on contributions applicable under Code Sections 401(m) and 415.

The provisions of this Section regarding treatment of loans that are deemed distributed shall not apply to loans made prior to January 1, 2002, except to the extent provided under the transition rules in Q & A 22(c)(2) of Section 1.72(p)-l of the Treasury Regulations.

12.9  Special Rules Applicable to Loans

Any loan made hereunder shall be subject to the following rules:

(a)   Minimum Loan Amount:  A Participant may not request a loan for less than $1,000.

(b)   Maximum Number of Outstanding Loans: A Participant may not have more than 3 outstanding loans at any time. A Participant with 3 outstanding loans may not apply for another loan until one of the existing loans is repaid and may not refinance an existing loan or obtain another loan for the purpose of paying off an existing loan. The provisions of this paragraph shall not apply to any loans made prior to the effective date of this amendment and restatement or made under the provisions of a prior plan before the date such plan was merged into the Plan or; provided, however, that any such loan shall be taken into account in determining whether a Participant may apply for a new loan hereunder.

(c)   Pre-Payment Without Penalty:  A Participant may pre-pay the full outstanding balance of any loan hereunder prior to the date it is due without penalty.

(d)   Effect of Termination of Employment:  Upon a Participant's termination of employment, the balance of any outstanding loan hereunder shall immediately become due and owing.

(e)   No Roll Over of Loans:  A Participant may not elect to roll over any loan note held pursuant to the provisions of this Article.

12.10  Prior Loans

Notwithstanding any other provision of this Article to the contrary, any loan made under the provisions of the Plan as in effect prior to this amendment and restatement or made under the provisions of a prior plan before the date such plan was merged into the Plan shall be administered in accordance with the provisions of the note reflecting such loan and shall remain outstanding until repaid in accordance with its terms or the otherwise applicable Plan provisions.

ARTICLE XIII
WITHDRAWALS WHILE EMPLOYED

13.1  Non-Hardship Withdrawals of After-Tax Contributions

A Participant who is employed by an Employer or a Related Company may elect at any time, subject to the limitations and conditions prescribed in this Article, to make a withdrawal from his After-Tax Contributions Sub-Account.

13.2  Non-Hardship Withdrawals of Rollover Contributions

A Participant who is employed by an Employer or a Related Company may elect at any time, subject to the limitations and conditions prescribed in this Article, to make a withdrawal from his Rollover Contributions Sub-Account.

13.3  Age 59 1/2 Withdrawals

A Participant who is employed by an Employer or a Related Company and who has attained age 59 1/2 may elect, subject to the limitations and conditions prescribed in this Article, to make a withdrawal from his vested interest in any of the following Sub-Accounts:

(a)	his 401(k) Contributions Sub-Account.

(b)	his Qualified Nonelective Contributions Sub-Account.

(c)	his Qualified Matching Contributions Sub-Account.

(d)	his Profit-Sharing Contributions Sub-Account.

(e)           his Regular Matching Contributions Sub-Account.

(f)            his Safe Harbor Matching Contributions Sub-Account.

13.4  Overall Limitations on Non-Hardship Withdrawals

Non-hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a)   A Participant must apply for a non-hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b)   Non-hardship withdrawals may be made effective as soon as administratively practicable after the Administrator's approval of the Participant's withdrawal application.

13.5  Hardship Withdrawals

A Participant who is employed by an Employer or a Related Company and who is determined by the Administrator to have incurred a hardship in accordance with the provisions of this Article may elect, subject to the limitations and conditions prescribed in this Article, to make a withdrawal from his vested interest in any of the following Sub-Accounts:

•	his 401(k) Contributions Sub-Account, excluding any income credited to such Sub-Account.

•	his Profit Sharing Contributions Sub-Account.

•	his Regular Matching Contributions Sub-Account (and not Safe Harbor Matching Contributions Sub-Account).

Notwithstanding the foregoing, a Participant who is not 100 percent vested in his Regular Matching Contributions Sub-Account may not make a hardship withdrawal from such Sub-Account in accordance with the provisions of this Section.

13.6  Hardship Determination

The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:

(a)   expenses previously incurred by or necessary to obtain for the Participant, the Participant's "spouse" (as defined in Section 15.4), or any dependent of the Participant (as defined in Code Section 152) medical care deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit

(b)   costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant

(c)   payment of tuition, related educational fees, and room and board expenses for the next 12 months of post secondary education for the Participant, or the Participant's "spouse" (as defined in Section 15.4), child or other dependent (as defined in Code Section 152)

(d)   payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence

(e)   payment of funeral or burial expenses for the Participant's deceased parent, "spouse" (as defined in Section 15.4), child or dependent (as defined in Code Section 152)

(f)    expenses for the repair of damage to the Participant's principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds any applicable income limit)

(g)   with respect only to hardship withdrawals from a Participant's Regular Matching Contributions Sub-Account, such other facts and circumstances that the Administrator determines, based on uniform and non-discriminatory criteria, adversely effect the Participant's financial security.

In addition, effective for hardship withdrawals made after January 1, 2009, the Administrator shall grant a hardship withdrawal if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant's primary Beneficiary under the Plan. A Participant's primary Beneficiary is any individual named as the Participant's Beneficiary under the Plan who has an unconditional right to all or a portion of the Participant's Account upon the death of the Participant. An immediate and heavy financial need of a Participant's primary Beneficiary means a financial need on account of:

•  expenses previously incurred by or necessary to obtain for the primary Beneficiary medical care deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit

•  payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the primary Beneficiary

•  payment of funeral or burial expenses for the primary Beneficiary

13.7  Satisfaction of Necessity Requirement for Hardship Withdrawals

A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Participant satisfies all of the following requirements:

(a)   The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

(b)   The Participant has obtained all distributions (including having elected to receive dividends as permitted under Section 10.7), other than hardship distributions, and all non-taxable loans currently available under all plans maintained by an Employer or any Related Company.

(c)   The Participant's 401(k) Contributions and After-Tax Contributions and the Participant's "elective contributions" and "employee contributions", as defined in Section 7.1, under all other qualified and non qualified deferred compensation plans maintained by an Employer or any Related Company shall be suspended for at least 6 months after his receipt of the withdrawal.

A Participant shall not fail to be treated as an Eligible Employee for purposes of applying the limitations contained in Article VII of the Plan merely because his 401(k) Contributions are suspended in accordance with this Section.

13.8  Conditions and Limitations on Hardship Withdrawals

Hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a)	A Participant must apply for a hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b)	Hardship withdrawals may be made effective as soon as administratively practicable after the Administrator's approval of the Participant's withdrawal application.

(c)	The minimum hardship withdrawal that a Participant may make shall be $1,000.

(d)	The amount of a hardship withdrawal may include any amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

13.9  Order of Withdrawal from a Participant's Sub-Accounts

Distribution of a withdrawal amount shall be made from a Participant's Sub-Accounts, to the extent necessary, in the order prescribed by the Administrator, which order shall be uniform with respect to all Participants and non-discriminatory. If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against the Investment Funds as directed by the Administrator.

13.10  Withdrawal Upon Deemed Severance from Employment Due to Qualified Military Service

Notwithstanding any other provision of the Plan to the contrary, a Participant who is a absent from employment because of service with the uniformed services (as described in United Stated Code, Title 38, Chapter 43) for more than 30 days shall be treated as if he had incurred a severance from employment for purposes of receiving a distribution under Code Section 401(k)(2)(B)(i)(I). A Participant who is deemed to have incurred a severance from employment hereunder may elect to receive a withdrawal from his vested interest in any of the following Sub-Accounts:

•  his 401(k) Contributions Sub-Account

If a Participant receives distribution in accordance with the provisions of this Section and would not otherwise be entitled to receive distribution under the terms of the Plan other than this Section, his 401(k) Contributions and After-Tax Contributions and the Participant's "elective contributions" and "employee contributions", as defined in Section 7.1, under all other qualified and non-qualified deferred compensation plans maintained by an Employer or any Related Company shall be suspended for at least 6 months after his receipt of the withdrawal. However, if the distribution is also a "qualified reservist distribution", the suspension shall not apply.

Any distribution made hereunder shall be subject to the 10% excise tax imposed on early distributions under Code Section 72(t), unless such distribution is also a "qualified reservist distribution". For purposes of this Section, a "qualified reservist distribution" means a distribution to a reservist or national guardsman who is ordered or called to active duty after September 11, 2001, either (1) for an indefinite period or (2) for a period longer than 179 days, provided such distribution is made during the period beginning on the date the Participant is ordered or called to active duty and ending on the date the Participant's active duty period closes.

The provisions of this Section shall be effective for withdrawals made for years beginning after December 31, 2008.

ARTICLE XIV
TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1  Termination of Employment and Settlement Date

A Participant's Settlement Date shall occur on the date he terminates employment with the Employers and all Related Companies because of death, disability, retirement, or other termination of employment.  Written notice of a Participant's Settlement Date shall be given by the Administrator to the Trustee.  For purposes of clarity, a Participant shall not incur a Settlement Date or termination of employment in the event his status changes from Covered Employee to Leased Employee.

14.2  Separate Accounting for Non-Vested Amounts

If as of a Participant's Settlement Date the Participant's vested interest in his Employer Contributions Sub-Account is less than 100 percent, that portion of his Employer Contributions Sub-Account that is not vested shall be accounted for separately from the vested portion and shall be disposed of as provided in the following Section.  If prior to such Settlement Date the Participant received a distribution under the Plan and the non-vested portion of his Employer Contributions Sub-Account was not forfeited as provided in the following Section, his vested interest in his Employer Contributions Sub-Account shall be an amount ("X") determined by the following formula:

X = P(AB + D) - D

For purposes of the formula:

P	=	The Participant's vested interest in his Employer Contributions Sub-Account on the date distribution is to be made.

AB	=	The balance of the Participant's Employer Contributions Sub-Account as of the Valuation Date immediately preceding the date distribution is to be made.

D	=
The amount of all prior distributions from the Participant's Employer Contributions Sub-Account. Amounts deemed to have been distributed to a Participant pursuant to Code Section 72(p), but which have not actually been offset against the Participant's Account balance shall not be considered distributions hereunder.

14.3  Disposition of Non-Vested Amounts

That portion of a Participant's Employer Contributions Sub-Account that is not vested upon the occurrence of his Settlement Date shall be disposed of as follows:

(a)
If the Participant has no vested interest in his Account upon the occurrence of his Settlement Date or his vested interest in his Account as of the date of distribution does not exceed $5,000, resulting in the distribution or deemed distribution to the Participant of his entire vested interest in his Account, the non-vested balance remaining in the Participant's Employer Contributions Sub-Account shall be forfeited and his Account closed as of (i) the Participant's Settlement Date, if the Participant has no vested interest in his Account and is therefore deemed to have received distribution on that date, or (ii) the date actual distribution is made to the Participant.

(b)
If the Participant's vested interest in his Account exceeds $5,000 and the Participant is eligible for and consents in writing to a single sum payment of his vested interest in his Account, the non-vested balance remaining in the Participant's Employer Contributions Sub-Account shall be forfeited and his Account closed as of the date the single sum payment occurs, provided that such distribution is made because of the Participant's Settlement Date.  A distribution is deemed to be made because of a Participant's Settlement Date if it occurs prior to the end of the second Plan Year beginning on or after the Participant's Settlement Date.

(c)
If neither paragraph (a) nor paragraph (b) is applicable, the non-vested balance remaining in the Participant's Employer Contributions Sub-Account shall continue to be held in such Sub-Account and shall not be forfeited until the last day of the five-year period beginning on his Settlement Date, provided that the Participant is not reemployed by an Employer or a Related Company prior to that date.

14.4  Treatment of Forfeited Amounts

Whenever the non-vested balance of a Participant's Employer Contributions Sub-Account is forfeited during a Plan Year in accordance with the provisions of the preceding Section, the amount of such forfeiture shall be applied against the Employer Contribution obligations for any subsequent Contribution Period of the Employer for which the Participant last performed services as an Employee or against Plan expenses, as directed by the Administrator. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Contribution Period with respect to any Employer exceed the amount of such Employer's Employer Contribution obligations for the Contribution Period, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the Employer and shall be applied against Plan expenses and the Employer's Employer Contribution obligations for the following Contribution Period.

14.5  Re-crediting of Forfeited Amounts

A former Participant who forfeited the non-vested portion of his Employer Contributions Sub-Account in accordance with the provisions of paragraph (a) or (b) of Section 14.3 and who is reemployed by an Employer or a Related Company shall have such forfeited amounts recredited to a new Account in his name, without adjustment for interim gains or losses experienced by the Trust, if:

(a)
he returns to employment with an Employer or a Related Company before the end of the five-year period beginning on the date he received, or is deemed to have received, distribution of his vested interest in his Account;

(b)	he resumes employment covered under the Plan before the end of the five-year period beginning on the date he is reemployed; and

(c)
if he received actual distribution of his vested interest in his Account, he repays to the Plan the full amount of such distribution before the end of the five year period beginning on the date he is reemployed.

Funds needed in any Plan Year to recredit the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures that arise during such Plan Year, and then from Trust income earned in such Plan Year, to the extent that it has not yet been allocated among Participants' Accounts as provided in Article XI, with each Trust Fund being charged with the amount of such income proportionately, unless his Employer chooses to make an additional Employer Contribution, and shall finally be provided by his Employer by way of a separate Employer Contribution.

ARTICLE XV
DISTRIBUTIONS

15.1  Distributions to Participants

Subject to Section 15.4, a Participant whose Settlement Date occurs shall receive distribution of his vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following his Settlement Date or the date his application is filed with the Administrator, if later.

15.2  Special In-Service Distributions

In addition, a Participant who continues in employment with an Employer or a Related Company after the date the Administrator determines he is Disabled may elect to receive distribution of all or any portion of his Account in the form provided under Article XVI at any time following such date.

15.3  Distributions to Beneficiaries

Subject to the provisions of Section 15.4, if a Participant dies prior to his Benefit Payment Date, his Beneficiary shall receive distribution of the Participant's vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date the Beneficiary's application for distribution is filed with the Administrator. If distribution is to be made to a Participant's Spouse, it shall be made available within a reasonable period of time after the Participant's death that is no less favorable than the period of time applicable to other distributions.

If a Participant dies after the date distribution of his vested interest in his Account begins under this Article, but before his entire vested interest in his Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant's vested interest in his Account beginning as soon as reasonably practicable following the Participant's date of death.

15.4  Code Section 401(a)(9) Requirements

The provisions of this Section take precedence over any inconsistent provision of the Plan; provided, however, that the provisions of this Section are not intended to create additional forms of payment that are not otherwise provided under Article XVI.

To the extent required under Code Section 401(a)(9), all distributions made from the Plan shall be determined and made in accordance with the provisions of Code Section 401(a)(9) and the Treasury Regulations issued thereunder, as set forth in this Section.

(a)   A Participant's vested interest in his Account shall be distributed, or begin to be distributed to the Participant no later than the Participant's Required Beginning Date.

(b)   Following the Participant's Required Beginning Date, the minimum amount that will be distributed for each "distribution calendar year", up to and including the "distribution calendar year" that includes the Participant's date of death, is the lesser of:

(i)     the quotient obtained by dividing the Participant's "mrd account balance" by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q & A-2 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the "distribution calendar year" or

(ii)    if the Participant's sole "designated beneficiary" for a "distribution calendar year" is the Participant's "spouse", the quotient obtained by dividing the Participant's "mrd account balance" by the number in  the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q & A-3 of the Treasury Regulations, using the Participants and "spouse's" attained ages as of the Participant's and "spouse's" birthdays in the "distribution calendar year".

(c)    If a Participant dies on or after his Required Beginning Date, but before his vested interest in his Account has been distributed in full, the remainder of the Participant's vested Account balance shall be distributed, or begin to be distributed to the Participant's Beneficiary as soon as reasonably practicable following the Participant's death.

(d)   The minimum amount that will be distributed to a Participant's Beneficiary for each "distribution calendar year" following the year in which the Participant's death occurs is:

(i)     If the Participant's Beneficiary is a "designated beneficiary", the quotient obtained by dividing the Participant's "mrd account balance" by the longer of:

(A)  the remaining life expectancy of the Participant, calculated using the age of the Participant in the year of death, reduced by one for each subsequent year or

(B)  the remaining life expectancy of the "designated beneficiary", calculated as provided in (1) or (2) below, as applicable.

(1)
If the Participant's "spouse" is his sole "designated beneficiary", the "spouse's" remaining life expectancy is calculated for each "distribution calendar year" using the surviving "spouse's" age as of the "spouse's" birthday during that calendar year. For "distribution calendar years" after the year of the surviving "spouse's" death, the remaining life expectancy is calculated using the age of the surviving "spouse" as of the "spouse's" birthday in the calendar year of the "spouse's" death, reduced by one for each subsequent year.

(2)
If the Participant's "spouse" is not the sole "designated beneficiary", the "designated beneficiary's" remaining life expectancy is calculated for each "distribution calendar year" using his age in the calendar year following the Participant's death, reduced by one for each subsequent year.

(ii)    If the Participant's Beneficiary is not a "designated beneficiary" (determined as of September 30 of the calendar year following the year of the Participant's death), the quotient obtained by dividing the Participant's "mrd account balance" by the Participant's remaining life expectancy calculated using the age of the Participant in the calendar year of death, reduced by one for each subsequent year.

(iii)   Minimum distribution amounts shall be determined using the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations and the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations.

(e)    If a Participant dies before his Required Beginning Date and before his vested interest in his Account has been distributed in full, the Participant's vested Account balance shall be distributed or begin to be distributed as provided below:

(i)     If distribution is to be made in a single sum payment, distribution shall be made no later than December 31 of the calendar year containing the 5th anniversary of the Participant's death; provided, however, that if the Participant's "spouse" is his sole "designated beneficiary" with respect to all or any portion of the Participant's vested Account, the "spouse" may elect to postpone payment until December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later. The "spouse's" election to defer payment must be made no later than September 30 of the calendar year that contains the 5th anniversary of the Participant's death. If a Participant's "designated beneficiary" does not wish to receive payment in a single sum, but would prefer to receive minimum payments as provided in the following paragraph, the Participant's "designated beneficiary" must notify the Administrator of his election no later than September 30 of the calendar year following the calendar year of the Participant's death; provided, however, that if the Participant's "spouse" is his sole "designated beneficiary" with respect to all or any portion of the Participant's vested Account, the "spouse" must notify the Administrator of her election no later than September 30 of the calendar year in which minimum distributions would be required to commence to the Participant's "spouse" under this Section or, if earlier, September 30 of the calendar year that contains the 5th anniversary of the Participant's death.

(ii)    If distribution is to be made to a Participant's "designated beneficiary" in a form other than a single sum payment, distribution shall be made in accordance with the following requirements:

(A)  Distribution shall commence to the Participant's "designated beneficiary" no later than December 31 of the calendar year following the calendar year of the Participant's death; provided, however, that if the Participant's "spouse" is his sole "designated beneficiary" with respect to all or any portion of the Participant's vested Account, the "spouse" may elect to postpone commencement until December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later. The "spouse's" election to defer payment must be made no later than September 30 of the calendar year following the calendar year of the Participant's death.

(B)  The minimum amount that will be distributed to the "designated beneficiary" for each "distribution calendar year" during the "designated beneficiary's" lifetime is the quotient obtained by dividing the Participant's "mrd account balance" by the "designated beneficiary's" remaining life expectancy.

(C)  The "designated beneficiary's" remaining life expectancy is determined for the first "distribution calendar year" using the Single Life Table in Section 1.401(a)(9)-9, Q & A-1 of the Treasury Regulations, and the "designated beneficiary's" age as of his or her birthday in the calendar year immediately following the calendar year of the Participant's death.  In subsequent "distribution calendar years," the "designated beneficiary's" remaining life expectancy is determined as follows:

(1)
If the Participant's "spouse" is not the Participant's sole "designated beneficiary," the "life expectancy" determined above is reduced by one for each calendar year that has elapsed after the calendar year immediately following the calendar year of the Participant's death.

(2)
If the Participant's surviving "spouse" is the Participant's sole "designated beneficiary," the "designated beneficiary's" remaining "life expectancy" shall be re-determined for each subsequent "distribution calendar year" using the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations, and the "designated beneficiary's" age as of the "designated beneficiary's" birthday in the "distribution calendar year."

(iii)  A Participant's "spouse" qualifies as the Participant's sole "designated beneficiary" if she is entitled to the Participant's entire vested interest in his Account or his entire vested interest in a segregated portion of the Participant's Account and no other "designated beneficiary" is entitled to any portion of that interest unless the "spouse" dies prior to receiving full distribution of that interest.

(iv)  If the Participant's "spouse" is a sole "designated beneficiary" with respect to all or any portion of the Participant's interest and the "spouse" dies after the Participant but before distributions to the "spouse" begin, the rules described above shall be applied with respect to the interest for which the "spouse" was the sole "designated beneficiary," substituting the date of the "spouse's" death for the date of the Participant's death.

(v)   If there is no "designated beneficiary" as of September 30 of the calendar year following the calendar year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the 5th anniversary of the Participant's death.

(f)    For purposes of this Section the following terms have the following meanings:

(i)    A Participant's "designated beneficiary" means the individual who is the Participant's Beneficiary under Article XVII of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-4.

(ii)   A "distribution calendar year" means a calendar year for which a minimum payment is required. The first year for which a minimum payment is required depends on whether distribution begins before or after the Participant's death. If distribution begins before the Participant's death, the first "distribution calendar year" is the calendar year immediately preceding the calendar year that contains the Participant's Required Beginning Date. If distribution begins after the Participant's death, the first "distribution calendar year" is the calendar year in which distributions are required to begin under paragraph (c) of this Section.

The required minimum payment for the Participant's first "distribution calendar year" must be made on or before the Participant's Required Beginning Date. The required minimum payment for other "distribution calendar years," including the required minimum payment for the "distribution calendar year" in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that "distribution calendar year."

(iii)  A Participant's "mrd account balance" means the Participant's Account balance as of the last Valuation Date in the calendar year immediately preceding the "distribution calendar year" (the "valuation calendar year"), adjusted as follows:

(A)  Such Account balance shall be increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the "valuation calendar year" after the Valuation Date.

(B)  Such Account balance shall be decreased by distributions made in the "valuation calendar year" after the Valuation Date.

The Account balance for the "valuation calendar year" includes any amounts rolled over or transferred to the Plan either in the "valuation calendar year" or in the "distribution calendar year" if distributed or transferred in the "valuation calendar year."

(iv)  A Participant's "spouse" means the person of the opposite sex to whom the Participant is married in a legal union between one man and one woman as husband and wife.

15.5  Cash Outs and Participant Consent

Notwithstanding any other provision of the Plan to the contrary, if a Participant's vested interest in his Account does not exceed $5,000, distribution of such vested interest shall be made to the Participant, in a single sum payment or through a direct rollover, as described in Article XVI, as soon as reasonably practicable following his Settlement Date.  If a Participant has no vested interest in his Account on his Settlement Date, he shall be deemed to have received distribution of such vested interest on his Settlement Date.  A Participant's Rollover Contributions Sub-Account shall be included to determine whether a Participant's vested interest exceeds $5,000.

However, in the event of a distribution greater than $1,000 under the preceding paragraph, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, as described in Article XVI, then the Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator.  The Participant's Rollover Contributions Sub-Account in any event shall be considered in determining whether a distribution exceeds $1,000.  This paragraph shall not apply to the Participant's surviving spouse or to an alternate payee under a qualified domestic relations order, nor to an eligible rollover distribution in the form of a plan loan offset amount.

If the Participant's vested interest in his Account (including his Rollover Contributions Sub-Account) exceeds $5,000, distribution shall not commence to such Participant prior to his Normal Retirement Date without the Participant's written consent.

15.6  Required Commencement of Distribution

Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant's vested interest in his Account shall commence to the Participant no later than the earlier of:

(a)
unless the Participant elects a later date, 60 days after the close of the Plan Year in which (i) the Participant's Normal Retirement Date occurs, (ii) the tenth anniversary of the year in which he commenced participation in the Plan occurs, or (iii) his Settlement Date occurs, whichever is latest; or

(b)	his Required Beginning Date.

Distributions required to commence under this Section shall be made in the form provided under Article XVI and in accordance with Code Section 401(a)(9) and regulations issued thereunder, including the minimum distribution incidental benefit requirements.

15.7  Reemployment of a Participant

If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Company, he shall continue to have a right to any distribution or further distributions from the Trust arising from his prior Settlement Date and any amounts credited to his Account with respect to employment after his prior Settlement Date shall be accounted for separately.

15.8  Restrictions on Alienation

Except as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Code Section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Treasury Regulations Section 1.401(a)-13(b)(2) (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

15.9  Facility of Payment

If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount may, in the discretion of the Administrator, be paid to such individual's court appointed guardian or to another person with a valid power of attorney. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Account from which the payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

If distribution is to be made to a minor Beneficiary, the Administrator may, in its discretion, pay the amount to a duly qualified guardian or other legal representative, to an adult relative under the applicable state Uniform Gifts to Minors Act, as custodian, or to a trust that has been established for the benefit of the minor. Any such payment shall be charged to the Account from which the payment would otherwise have been paid to the minor and shall be a complete discharge of any liability therefor under the Plan.

15.10  Inability to Locate Payee and Non-Negotiated Checks

If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, such as (1) providing a distribution notice to the lost Participant at his/her last known address by certified mail, (2) use of the Internal Revenue Service letter forwarding program under IRS Revenue Procedure 94-22, (3) use of a commercial locater service, the internet or other general search method, or (4) use of the Social Security Administration search program, that benefit will be forfeited.  However, if the payee later files a claim for that benefit, the benefit will be restored.

If a distribution check has been issued and is outstanding for more than 180 days and the Administrator has been unable to locate the payee after diligent efforts have been made to do so, then except as specifically directed by the Administrator, the amount of the check shall be re-deposited to the Plan and forfeited. However, if the payee is subsequently located, the check amount will be restored to an Account established on the payee's behalf, without adjustment for investment gains or losses since the date of issuance.

Any amount forfeited under this Section shall be applied against the Employer Contribution obligations for any subsequent Contribution Period of the Employer for which the Participant last performed services as an Employee or against Plan expenses, as directed by the Administrator. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Contribution Period with respect to any Employer exceed the amount of such Employer's Employer Contribution obligations for the Contribution Period, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the Employer and shall be applied against Plan expenses and the Employer's Employer Contribution obligations for the following Contribution Period.

15.11  Distribution Pursuant to Qualified Domestic Relations Orders

Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Code Section 414(p), regardless of whether the Participant's Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

A Participant's Spouse or former Spouse who does not qualify as his "spouse" (as defined in Section 15.4) shall not qualify as an alternate payee hereunder unless he or she qualifies as a dependent of the Participant.

15.12  Partial Distributions to Retired or Terminated Participants

A Participant whose Settlement Date has occurred, but who has not reached his Required Beginning Date may elect to receive distribution of all or any portion of his Account at any time prior to his Required Beginning Date in a single payment or in any other form provided in Article XVI.

ARTICLE XVI
FORM OF PAYMENT

16.1  Normal Form of Payment

Unless a Participant, or his Beneficiary, if the Participant has died, elects the optional form of payment, distribution shall be made to the Participant, or his Beneficiary, as the case may be, in a single sum payment.

16.2  Optional Form of Payment

A Participant, or his Beneficiary, as the case may be, may elect to receive distribution in a series of monthly, quarterly, annual, or semi-annual installments over a specified period not exceeding 20 years. Notwithstanding the foregoing, the series of installments may not exceed the life expectancy of the Participant, or the Participant's Beneficiary, if the Participant has died, or a period not exceeding the joint life and last survivor expectancy of the Participant and his Beneficiary.  Payments hereunder must satisfy the distribution requirements described in Section 15.4. Each installment shall be equal in amount except as necessary to adjust for any changes in the value of the Participant's Account unless the Participant elects a more rapid distribution schedule prior to his Benefit Payment Date.  The determination of life expectancies shall be made in accordance with the provisions of Section 15.4.  A Participant, or his Beneficiary, as the case may be, may also elect to receive distribution of any portion of his Account in a withdrawal.

16.3  Change of Election

A Participant or Beneficiary who has elected the optional form of payment may revoke or change his election at any time prior to his Benefit Payment Date by filing his election with the Administrator in the form prescribed by the Administrator. There is no limit on the number of elections or revocations a Participant or his Beneficiary may make prior to his Benefit Payment Date.  Notwithstanding the foregoing, a Participant or Beneficiary may elect at any time prior to the distribution of his entire Account to (i) suspend a series of installment payments, (ii) change the current installment schedule to another installment schedule that complies with the requirements of Section 16.2 or (iii) receive a withdrawal of any portion of his Account that would otherwise be paid in a series of installments.  Following such election, each installment in any ongoing series of installment payments shall be equal in amount except as necessary to adjust for any changes in the value of the Participant’s Account or a later election under this Section 16.3.

16.4  Direct Rollover

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in a form of payment provided under this Article, a "qualified distributee" may elect in writing, in accordance with rules prescribed by the Administrator, to have a portion or all of any "eligible rollover distribution" paid directly by the Plan to the "eligible retirement plan" designated by the "qualified distributee". Any such payment by the Plan to another "eligible retirement plan" shall be a direct rollover.

Notwithstanding the foregoing, a "qualified distributee" may not elect a direct rollover with respect to an "eligible rollover distribution" if the total value of the "eligible rollover distributions" expected to be made to the "qualified distributee" for the year is less than $200 or with respect to a portion of an "eligible rollover distribution" if the value of such portion is less than $500.

For purposes of this Section, the following terms have the following meanings:

(a)
An "eligible retirement plan" with repsect to the Participant, the Participant's "spouse" (as defined in Section 15.4), or the Participant's former "spouse" (as defined in Section 15.4) means any of the following: (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b), (iii) an annuity plan described in Code Section 403(a) that accepts rollovers, (iv) a qualified trust described in Code Section 401(a) that accepts rollovers, (v) an annuity contract described in Code Section 403(b) that accepts rollovers, (vi) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan, or (vii) effective for distributions made on or after January 1, 2008, a Roth IRA, as described in Code Section 408A, provided, that for distributions made prior to January 1, 2010, such rollover shall be subject to the limitations contained in Code Section 408A(c)(3)(B).  Notwithstanding the foregoing, the portion of a Participant's "eligible rollover distribution" that consists of his After-Tax Contributions may only be transferred (A) to an individual retirement account or annuity described in Code Section 408(a) or (b) or (B) to a qualified plan described in Code Section 401(a) or 403(a) or a retirement annuity described in Code Section 403(b); provided that a plan or annuity described in (B) agrees to separately account for such contributions, including separate accounting for the portion of such "eligible rollover distribution" that is includible in income and the portion that is not includible in income.

Notwithstanding the foregoing, effective for distributions made in Plan Years beginning after December 31, 2009, an "eligible retirement plan" with respect to a "qualified distributee" other than the Participant, the Participant's "spouse" (as defined in Section 15.4), or the Participant's former "spouse" (as defined in Section 15.4) means either an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (including for distributions made on or after January 1, 2009 any such individual retirement account or annuity designated as a Roth IRA pursuant to Code Section 408A) (an "IRA"). Such IRA must be treated as an IRA inherited from the deceased Participant by the "qualified distributee" and must be established in a manner that identifies it as such.

(b)
An "eligible rollover distribution" means any distribution of all or any portion of the balance of a Participant's Account; provided, however, that an eligible rollover distribution does not include the following:

(i)	any distribution to the extent such distribution is required under Code Section 401(a)(9).

(ii)
any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the "qualified distributee" or the joint lives or life expectancies of the "qualified distributee" and the "qualified distributee's" designated beneficiary, or for a specified period of ten years or more.

(iii)	any hardship withdrawal made in accordance with the provisions of Article XIII.

(c)
A "qualified distributee" means a Participant, his surviving "spouse" (as defined in Section 15.4), or his "spouse" or former "spouse" (as defined in Section 15.4) who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).  Notwithstanding the foregoing,  effective for distributions made in Plan Years beginning after December 31, 2009, a "qualified distributee" includes a Participant's non-spouse Beneficiary who is his designated beneficiary within the meaning of Code Section 401(a)(9)(E).

16.5  Notice Regarding Forms of Payment

Within the 60-day period ending 30 days before a Participant's Benefit Payment Date, the Administrator shall provide the Participant with a written explanation of his right to make a direct rollover and the forms of payment provided under the Plan. Distribution of the Participant's Account may commence fewer than 30 days after such notice is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover and his form of payment for a period of at least 30 days following his receipt of the notice and (ii) the Participant, after receiving the notice, affirmatively elects an early distribution.  Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 2006, the written explanation provided by the Administrator shall include a description of the consequences to the Participant of electing an immediate distribution of his vested Account balance instead of deferring payment to his Normal Retirement Date.

16.6  Reemployment

If a Participant is reemployed by an Employer or a Related Company prior to receiving distribution of the entire balance of his vested interest in his Account, his prior election of a form of payment hereunder shall continue to apply to that portion of his Account attributable to his prior employment.

16.7  Distribution in the Form of CH Energy Group Stock

Notwithstanding any other provision of the Plan to the contrary, to the extent that his Account is invested in CH Energy Group Stock on the date distribution is to be made to a Participant, the Participant may elect to receive distribution of the fair market value of such Account in the form of CH Energy Group Stock.

ARTICLE XVII
BENEFICIARIES

17.1  Designation of Beneficiary

The Beneficiary of a Participant who does not have a Spouse shall be the person or persons designated by such Participant in accordance with rules prescribed by the Administrator. The Beneficiary of a Participant who has a Spouse shall be his Spouse, unless the Participant designates a person or persons other than his Spouse as Beneficiary with the written consent of his Spouse. For purposes of this Section, a Participant shall be treated as not having a Spouse and such Spouse's consent shall not be required if the Participant does not have a Spouse on his Benefit Payment Date.

If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving Spouse, then the Beneficiary under the Plan shall be the Participant's estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if the Participant has not designated another Beneficiary to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

17.2  Spousal Consent Requirements

Any written consent given by a Participant's Spouse pursuant to this Article must acknowledge the effect of the action taken, must specify any non-Spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without the Spouse's written consent, and must be witnessed by a Plan representative or a notary public. A Participant's Spouse will be deemed to have given written consent to the Participant's designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the Spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant's Spouse hereunder shall be valid only with respect to the Spouse who signs the consent.

17.3  Revocation of Beneficiary Designation Upon Divorce

Notwithstanding any other provision of this Article XVII to the contrary, if a Participant designates his or her Spouse as Beneficiary under the Plan, such designation shall automatically become null and void as of the date of any final divorce or similar decree or order unless either (i) the Participant re-designates such former Spouse as his or her Beneficiary after the date of the final decree or order or (ii) such former Spouse is designated as the Participant's Beneficiary under a qualified domestic relations order; provided, however, that such former Spouse shall be the Participant's Beneficiary under this clause (ii) only to the extent required in accordance with the qualified domestic relations order.

ARTICLE XVIII
ADMINISTRATION

18.1  Authority of the Sponsor

The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist in carrying out its duties hereunder. The Sponsor shall be a "named fiduciary" as that term is defined in ERISA Section 402(a)(2). The Sponsor, by action of its board of directors, may:

(a)    allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among named fiduciaries; and

(b)   designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;

except that no allocation by the Sponsor of, or designation by the Sponsor with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Sponsor.

The Sponsor shall also have the authority and discretion to engage an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices, and procedures made by the Sponsor or other "named fiduciary".  Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Sponsor in accordance with the claims review procedure as provided in Section 18.4.  Any decisions which call for interpretations of plan provisions not previously made by the Sponsor shall be made only by the Sponsor.  The Administrative Delegate shall not be considered a fiduciary with respect to the services it provides.

18.2  Discretionary Authority

In carrying out its duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan, making factual determinations, and resolving disputes, the Sponsor (or any individual to whom authority has been delegated in accordance with Section 18.1, other than the Administrative Delegate) shall have absolute discretionary authority. The decision of the Sponsor (or any individual to whom authority has been delegated in accordance with Section 18.1, other than the Administrative Delegate) shall be final and binding on all persons and entitled to the maximum deference allowed by law.

18.3  Action of the Sponsor

Any act authorized, permitted, or required to be taken under the Plan by the Sponsor and which has not been delegated in accordance with Section 18.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in writing without a meeting, or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor under the Plan shall be in writing and signed by either (i) a majority of the members of the Sponsor's board of directors or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Sponsor in accordance with the provisions of this Section.

18.4  Claims Review Procedure

Except to the extent that the provisions of any collective bargaining agreement provide another method of resolving claims for benefits under the Plan, the provisions of this Section shall control whenever a claim for benefits under the Plan filed by any person (referred to in this Section as the "Claimant") is denied. The provisions of this Section shall also control whenever a Claimant seeks a remedy under any provision of ERISA or other applicable law in connection with any error regarding his Account (including a failure or error in implementing investment directions) and such claim is denied.

Whenever a claim under the Plan is denied, whether in whole or in part, the Sponsor shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary, (iv) that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, (v) records and other information relevant to the Claimant's claim, a description of the review procedures and in the event of an adverse review decision, a statement describing any voluntary review procedures and the Claimant's right to obtain copies of such procedures, and (vi) a statement that there is no further administrative review following the initial review, and that the Claimant has a right to bring a civil action under ERISA Section 502(a) if the Sponsor's decision on review is adverse to the Claimant. The notice shall also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Sponsor a written request therefor, which request shall contain the following information:

(a)    the date on which the Claimant's request was filed with the Sponsor; provided, however, that the date on which the Claimant's request for review was in fact filed with the Sponsor shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

(b)   the specific portions of the denial of his claim which the Claimant requests the Sponsor to review;

(c)    a statement by the Claimant setting forth the basis upon which he believes the Sponsor should reverse the previous denial of his claim for benefits and accept his claim as made; and

(d)   any written material (offered as exhibits) which the Claimant desires the Sponsor to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within 120 days of such date, the Sponsor shall conduct a full and fair review of the decision denying the Claimant's claim for benefits and shall render its written decision on review to the Claimant. The Sponsor's decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons and Plan provisions upon which the Sponsor's decision was based.

Notwithstanding the foregoing, special procedures apply for processing claims and reviewing prior claim determinations if a Claimant's claim for benefits is contingent upon a determination as to whether a Participant is Disabled under the Plan.

18.5  Qualified Domestic Relations Orders

The Sponsor shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code Section 414(p) and regulations issued thereunder.

A Participant's Spouse or former Spouse who does not qualify as his "spouse" (as defined in Section 15.4) shall not qualify as an alternate payee under a qualified domestic relations order unless he or she qualifies as a dependent of the Participant.

18.6  Indemnification

In addition to whatever rights of indemnification the Trustee or the members of the Sponsor's board of directors or any employee or employees of the Sponsor to whom any power, authority, or responsibility is delegated pursuant to Section 18.3, may be entitled under the articles of incorporation or regulations of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person or persons' gross negligence or willful misconduct.

18.7  Prudent Man Standard of Care

The Trustee, the Sponsor and any other fiduciary under the Plan shall discharge his duties under the Plan solely in the interests of Participants and Beneficiaries and, in accordance with the requirements of ERISA Section 404(a)(1)(B), with the care, skill, prudence, and diligence under the prevailing circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character with like aims.

18.8  Actions Binding

Subject to the provisions of Section 18.4, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

ARTICLE XIX
AMENDMENT AND TERMINATION

19.1  Amendment by Plan Sponsor

Subject to the provisions of Section 19.2, the Sponsor may at any time and from time to time, by action of its board of directors, or such officers of the Sponsor as are authorized by its board of directors, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Sponsor.

19.2  Limitation on Amendment

Except as otherwise required by law, no amendment shall be made to the Plan that decreases the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust.  Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries.  The Sponsor shall make no retroactive amendment to the Plan unless such amendment satisfies the requirements of Code Section 401(b) and/or Treasury Regulations Section 1.401(a)(4)-11(g), as applicable.

19.3  Termination

The Sponsor reserves the right, by action of its board of directors, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the "termination date"). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a)   As of the termination date, each Investment Fund shall be valued and all Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b)   All Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant's written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Account.

(c)   Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his 401(k) Contributions Sub-Account on account of Plan termination (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)) unless (i) neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a tax credit employee stock ownership plan as defined in Code Section 409, a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that meets the requirements of Code Section 403(b), or a plan that is described in Code Section 457(b) or (f)) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than 2% of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24 month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a "lump sum distribution" as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), and (IV) of sub paragraph (D)(i) thereof.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.4  Inability to Locate Payee on Plan Termination

If distribution of a Participant's Account is to be made to the Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order (a "payee") on account of the termination of the Plan, and such payee does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, distribution of such Account shall be made at the direction of the Administrator through a direct rollover to an individual retirement plan established on behalf of the payee with a provider selected by the Administrator, purchase of an annuity contract on behalf of the payee, or transfer to another "eligible retirement plan", as defined in Section 16.4.

19.5  Reorganization

The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer. If an Employer disposes of substantially all of the assets used by the Employer in a trade or business or disposes of a subsidiary and in connection therewith one or more Participants terminates employment but continues in employment with the purchaser of the assets or with such subsidiary, no distribution from the Plan shall be made to any such Participant from his 401(k) Contributions Sub-Account prior to his severance from employment (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)), except that a distribution shall be permitted to be made in such a case, subject to the Participant's consent (to the extent required by law), if (i) the distribution would constitute a "lump sum distribution" as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), and (IV) of sub paragraph (D)(i) thereof, (ii) the Employer continues to maintain the Plan after the disposition, (iii) the purchaser does not maintain the Plan after the disposition, and (iv) the distribution is made by the end of the second calendar year after the calendar year in which the disposition occurred.

19.6  Withdrawal of an Employer

An Employer other than the Sponsor may withdraw from the Plan at any time upon notice in writing to the Administrator (the effective date of such withdrawal being hereinafter referred to as the "withdrawal date"), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or, subject to Section 19.5 and unless the Sponsor otherwise directs, it ceases to be a Related Company of the Sponsor or any other Employer. Upon the withdrawal of an Employer, the withdrawing Employer shall determine whether a partial termination has occurred with respect to its Employees. In the event that the withdrawing Employer determines a partial termination has occurred, the action specified in Section 19.3 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Company. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Company, and the interest of any Participant employed solely by an Employer or a Related Company other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

ARTICLE XX
ADOPTION BY OTHER ENTITIES

20.1  Adoption by Related Companies

A Related Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption.

20.2  Effective Plan Provisions

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

ARTICLE XXI
MISCELLANEOUS PROVISIONS

21.1  No Commitment as to Employment

Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

21.2  Benefits

Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3  No Guarantees

The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4  Expenses

The expenses of operation and administration of the Plan, including the expenses of the Administrator and fees of the Trustee, shall be paid from the Trust, unless the Sponsor elects to make payment. To the extent paid from the Trust, administrative expenses shall be paid first from any forfeitures. Any remaining expenses shall be allocated among Participants' Accounts.

Notwithstanding the foregoing, the costs incident to the management of the assets of an Investment Fund or to the purchase or sale of securities held in an Investment fund shall be allocable to Accounts invested in such Investment Fund.

21.5  Precedent

Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6  Duty to Furnish Information

The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

21.7  Merger, Consolidation, or Transfer of Plan Assets

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.8  Back Pay Awards

The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages.  If a person to whom this Section applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if any such person who had not previously elected to make 401(k) Contributions pursuant to Section 4.1 shall within 30 days of the date he receives notice of the provisions of this Section make an election to make 401(k) Contributions in accordance with such Section 4.1 (retroactive to any Enrollment Date as of which he was or has become eligible to do so), then such Participant may elect that any 401(k) Contributions not previously made on his behalf but which, after application of the foregoing provisions of this Section, would have been made under the provisions of Article IV and any After-Tax Contributions which he had not previously made but which, after application of the foregoing provisions of this Section, he would have made under the provisions of Article V, shall be made out of the proceeds of such back pay award or agreement.  In addition, if any such Employee or former Employee would have been eligible to participate in the allocation of Employer Contributions under the provisions of Article VI or XXII for any prior Plan Year after such back pay award or agreement has been effected, his Employer shall make an Employer Contribution equal to the amount of the Employer Contribution which would have been allocated to such Participant under the provisions of Article VI or XXII as in effect during each such Plan Year.  The amounts of such additional contributions shall be credited to the Account of such Participant.  Any additional contributions made pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of the Plan.

21.9  Condition on Employer Contributions

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Code Section 401(a), the exempt status of the Trust under Code Section 501(a), and the deductibility of the contribution under Code Section 404. Except as otherwise provided in this Section and Section 21.10, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.

21.10  Return of Contributions to an Employer

Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:

(a)    is made under a mistake of fact, or

(b)    is disallowed as a deduction under Code Section 404,

such contribution, reduced for any losses experienced by the Trust Fund, may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Code Section 401(a), any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under ERISA Section 403(c)(2)(B).

21.11  Validity of Plan

The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the state or commonwealth in which the Sponsor has its principal place of business, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.12  Trust Agreement

The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

21.13  Parties Bound

The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.14  Application of Certain Plan Provisions

For purposes of the general administrative provisions and limitations of the Plan, a Participant's Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan. A Participant's Beneficiary, if the Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in Article X.

21.15  Merged Plans

In the event another defined contribution plan (the "merged plan") is merged into and made a part of the Plan, each Employee who was eligible to participate in the "merged plan" immediately prior to the merger shall become an Eligible Employee on the date of the merger. In no event shall a Participant's vested interest in his Sub-Account attributable to amounts transferred to the Plan from the "merged plan" (his "transferee Sub-Account") on and after the merger be less than his vested interest in his account under the "merged plan" immediately prior to the merger. Notwithstanding any other provision of the Plan to the contrary, a Participant's service credited for eligibility and vesting purposes under the "merged plan" as of the merger, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan. Special provisions applicable to a Participant's "transferee Sub-Account", if any, shall be specifically reflected in the Plan or in an Addendum to the Plan.

21.16  Transferred Funds

If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

21.17  Veterans Reemployment Rights

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). Any contributions required to be made in accordance with this Section shall be contributed to the Plan within the time period prescribed under applicable regulations or other guidance. Any Matching Contributions required to be made because of 401(k) Contributions made by a Participant in accordance with the provisions of Code Section 414(u), shall be contributed to the Plan as soon as administratively practicable after the date on which the Participant's contributions are paid to the Plan. The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service. Additional contributions made in accordance with the provisions of this Section that are treated as After-Tax Contributions shall not be included in applying the limitations on After-Tax Contributions described in Article VII. In addition, any Matching Contributions required to be made because of 401(k) Contributions made by a Participant in accordance with the provisions of Code Section 414(u), shall not be included in applying the limitations on Matching Contributions described in Article VII.

An Employee who is absent from employment because of qualified military service shall be treated as on furlough or leave solely for purposes of complying with the requirements of Code Section 414(u). Otherwise, such an Employee shall be treated as having terminated employment with the Employer if and to the extent provided under the Employer's standard policy governing absences because of military service.

If a Participant who is absent from employment as a Covered Employee because of military service dies after December 31, 2006, while performing qualified military service (as defined in Code Section 414(u)), the Participant shall be treated as having returned to employment as a Covered Employee on the day immediately preceding his death for purposes of determining the Participant's vested interest in his Account and his Beneficiary's eligibility for a death benefit under the Plan. Notwithstanding the foregoing, except as otherwise specifically provided in the following paragraph, such a Participant shall not be entitled to additional contributions with respect to his period of military leave.

A Participant whose death occurs under the conditions described in the preceding paragraph shall also be treated as having returned to employment as a Covered Employee on the day immediately preceding his death for purposes of determining his eligibility for and the amount of any Employer Contributions to be made to his Account under this Section for his period of military leave. For this purpose, the Participant shall be treated as having terminated employment on his date of death. If the Employer or any Related Company maintains other retirement programs, all Employees covered under such other plans who die under similar conditions must be credited with service and benefits on reasonably equivalent terms. In determining the amount of any Employer match to be made hereunder, the Participant will be deemed to have made 401(k) Contributions equal to the Participant's average actual 401(k) Contributions for (a) the 12-consecutive-month period of service with his Employer immediately preceding his period of qualified military service or (b), if the Participant has fewer than 12 months of service with his Employer prior to such military service, his actual length of continuous service with the Employer prior to such military service.

If a Participant who is absent from employment as a Covered Employee because of military service becomes disabled after December 31, 2006, such that he cannot return to employment with his Employer, while performing qualified military service (as defined in Code Section 414(u)), he shall be treated as having returned to employment as a Covered Employee on the day immediately preceding the date he became disabled (his "disability date") for purposes of determining his eligibility for and the amount of any Employer Contributions to be made to his Account under this Section for his period of military leave. For this purpose, the Participant shall be treated as having terminated employment on his disability date. If the Employer or any Related Company maintains other retirement programs, all Employees covered under such other plans who become disabled under similar conditions must be credited with service and benefits on reasonably equivalent terms.

If a Participant who became disabled after December 31, 2006, while performing qualified military service is entitled to receive contributions for his period of military leave in accordance with the provisions of this Section, the disabled Participant shall be entitled to make 401(k) Contributions and After-Tax Contributions for his period of military leave up to the date he became disabled in an amount up to the maximum amount he would have been permitted to contribute under Code Section 414(u)(8)(c) if he had actually returned to employment immediately prior to his disability date. The Administrator shall designate the period in which the disabled Participant must make such contributions hereunder. The amount of any Matching Contributions to be made on the disabled Participant's behalf for the period of such military leave shall be determined based on the actual 401(k) Contributions made by the Participant in accordance with the provisions of this Section for such period.

21.18  Delivery of Cash Amounts

To the extent that the Plan requires the Employers to deliver cash amounts to the Trustee, such delivery may be made through any means acceptable to the Trustee, including wire transfer.

21.19  Written Communications

Any communication among the Employers, the Administrator, and the Trustee that is stipulated under the Plan to be made in writing may be made in any medium that is acceptable to the receiving party and permitted under applicable law. In addition, any communication or disclosure to or from Participants and/or Beneficiaries that is required under the terms of the Plan to be made in writing may be provided in any other medium (electronic, telephonic, or otherwise) that is acceptable to the Administrator and permitted under applicable law.

21.20  Trust to Trust Transfer

Any Employee, including an Employee who has not yet satisfied any age and/or service requirements to become an Eligible Employee under the Plan, may, with the approval of the Administrator, have Transfer Contributions made to the Plan on his behalf by causing assets to be directly transferred by the trustee of another qualified retirement plan to the Trustee of the Plan.

Amounts contributed to the Plan through a direct rollover shall not constitute Transfer Contributions.

Transfer Contributions made on behalf of an Employee shall be deposited in the Trust and credited to a Transfer Contributions Sub-Account established in the Employee's name. Such Sub-Account shall share in the allocation of earnings, losses, and expenses of the Trust Fund(s) in which it is invested, but shall not share in allocations of Employer Contributions.

In the event a Transfer Contribution is made on behalf of an Employee who has not yet satisfied the requirements to become an Eligible Employee under the Plan, such Transfer Contributions Sub-Account shall represent the Employee's sole interest in the Plan until he becomes an Eligible Employee.

21.21  Plan Correction Procedures

The Employer shall take such action as it deems necessary to correct any Plan failure, including, but not limited to, operational failures, documentation failures (such as a failure to timely amend), failures affecting Plan qualification, etc. Subject to the requirements of the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2006-27, or any superseding guidance ("EPCRS"), the Employer may adopt any correction method that it deems appropriate under the circumstances. In addition to any correction method specified in the Plan, the Employer may, where appropriate, make correction in accordance with EPCRS, including the making of a Qualified Nonelective Contribution permitted under EPCRS, but not otherwise provided under the Plan.

In the event of a fiduciary breach or a prohibited transaction, correction shall be made in accordance with the requirements of ERISA and the Code.

ARTICLE XXII
TOP-HEAVY PROVISIONS

22.1  Definitions

For purposes of this Article, the following terms shall have the following meanings:

The "compensation" of an employee means his "415 compensation" as defined in Section 7.1.

The "determination date" with respect to any Plan Year means the last day of the preceding Plan Year, except that the "determination date" with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.

A "key employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the "determination date" was an officer of an Employer or a Related Company having annual "compensation" greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner of an Employer or a Related Company, or a 1% owner of an Employer or a Related Company having annual "compensation" of more than $150,000.

A "non-key employee" means any Employee who is not a "key employee".

A "permissive aggregation group" means those plans included in each Employer's "required aggregation group" together with any other plan or plans of the Employer or any Related Company, so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.

A "required aggregation group" means the group of tax-qualified plans maintained by an Employer or a Related Company consisting of each plan in which a "key employee" participates or participated at any time during the Plan Year containing the "determination date" or any of the 4 preceding Plan Years (regardless of whether the plan has terminated) and each other plan that enables a plan in which a "key employee" participates to meet the requirements of Code Section 401(a)(4) or Code Section 410.

A "top-heavy group" with respect to a particular Plan Year means a "required" or "permissive aggregation group" if the sum, as of the "determination date", of the present value of the cumulative accrued benefits for "key employees" under all defined benefit plans included in such group and the aggregate of the account balances of "key employees" under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

A "top heavy plan" with respect to a particular Plan Year means (i) in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the "determination date", the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of "key employees" exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made during the 1-year period ending on the "determination date" (5-year period ending on the "determination date" if distribution is made for any reason other than severance from employment, death, or disability), (ii) in the case of a defined benefit plan, a plan for which, as of the "determination date", the present value of the cumulative accrued benefits payable under the plan (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) to "key employees" exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits for employees (other than "key employees") to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code Section 411(b)(1)(C) and including the present value of any part of any accrued benefits distributed during the 1-year period ending on the "determination date" (5-year period ending on the "determination date" if distribution is made for any reason other than severance from employment, death, or disability), and (iii) any plan (including any simplified employee pension plan) included in a "required aggregation group" that is a "top heavy group".  For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or a Related Company during the 1 year period ending on the "determination date" shall be disregarded.  For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a "required" or "permissive aggregation group". A Participant's interest in the Plan attributable to any Rollover Contributions, except Rollover Contributions made from a plan maintained by an Employer or a Related Company, shall not be considered in determining whether the Plan is a "top-heavy plan". Notwithstanding the foregoing, if a plan is included in a "required" or "permissive aggregation group" that is not a "top-heavy group", such plan shall not be a "top-heavy plan".

The "valuation date" with respect to any "determination date" means the most recent Valuation Date occurring within the 12-month period ending on the "determination date".

22.2  Applicability

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall be applicable during any Plan Year in which the Plan is determined to be a "top-heavy plan" as hereinafter defined, unless no amounts are allocated to any Eligible Employee's Account for the Plan Year, other than 401(k) Contributions that satisfy non-discrimination requirements using the safe harbor method described in Treasury Regulations Section 1.401(k)-3 and Safe Harbor Matching Contributions and Matching Contributions that satisfy non-discrimination requirements using the safe harbor method described in Treasury Regulations Section 1.401(m)-3. If the Plan is determined to be a "top-heavy plan" and upon a subsequent "determination date" is determined no longer to be a "top-heavy plan", the vesting provisions of Article VI shall again become applicable as of such subsequent "determination date"; provided, however, that if the prior vesting provisions do again become applicable, any Employee with three or more years of Vesting Service may elect in accordance with the provisions of Article VI, to continue to have his vested interest in his Employer Contributions Sub-Account determined in accordance with the vesting schedule specified in Section 22.4.

22.3  Minimum Employer Contribution

If the Plan is determined to be a "top heavy plan" for a Plan Year, the Employer Contributions allocated to the Account of each "non-key employee" who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of such top heavy Plan Year shall be no less than the lesser of (i) three percent of his "compensation" or (ii) the largest percentage of "compensation" that is allocated as an Employer Contribution and/or 401(k) Contribution for such Plan Year to the Account of any "key employee"; except that, in the event the Plan is part of a "required aggregation group", and the Plan enables a defined benefit plan included in such group to meet the requirements of Code Section 401(a)(4) or 410, the minimum allocation of Employer Contributions to each such "non-key employee" shall be 3% of the "compensation" of such "non key employee". In lieu of the minimum allocation described in the preceding sentence, the Employer Contributions allocated to the Account of each "non-key employee" who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of a top heavy Plan Year and who is also covered under a top heavy defined benefit plan maintained by an Employer or a Related Company will be no less than five percent of his "compensation". Any minimum allocation to a "non-key employee" required by this Section shall be made without regard to any social security contribution made on behalf of the "non-key employee", his number of hours of service, his level of "compensation", or whether he declined to make elective or mandatory contributions.

Employer Contributions allocated to a Participant's Account in accordance with this Section shall be considered "annual additions" under Article VII for the "limitation year" for which they are made and shall be separately accounted for. Employer Contributions allocated to a Participant's Account shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election.

22.4  Accelerated Vesting

If the Plan is determined to be a top heavy plan, a Participant's vested interest in his Employer Contributions Sub-Account shall be determined no less rapidly than in accordance with the following vesting schedule:

Years of Vesting Service	Vested Interest
Less than 2	0%
2, but less than 3	20%
3, but less than 4	40%
4, but less than 5	60%
5, but less than 6	80%
6 or more	100%

22.5  Exclusion of Collectively-Bargained Employees

Notwithstanding any other provision of this Article, Employees who are covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers shall not be entitled to a minimum allocation or accelerated vesting under this Article, unless otherwise provided in the collective bargaining agreement.

ARTICLE XXIII
SPECIAL PROVISIONS IN CONNECTION WITH
SUPERIOR PLUS ENERGY SERVICES LLC TRANSACTION

23.1  Vesting; Distributions; Contributions

Notwithstanding any other provision of the Plan to the contrary, a Participant who is a Transferred Employee, within the meaning of the Asset Purchase Agreement by and between Griffith Energy Services, Inc. and Superior Plus Energy Services LLC ("Superior") dated as of November 4, 2009 (the "APA"), on the Closing Date (as defined in the APA (the "Closing Date")) and who is no longer employed by Griffith Energy Services, Inc., an Employer or a Related Company immediately following the Closing Date shall have a fully vested and nonforfeitable interest in his Account as of the Closing Date and shall be entitled to receive a distribution of his Account as soon as reasonably practicable following the Closing Date or the date his application for distribution is filed with the Plan Administrator, if later, in accordance with the provisions of the Plan.  No such Transferred Employee shall be entitled to make Participant contributions to the Plan or receive an Employer Contribution under the Plan after the Closing Date, except for any Participant contribution or Safe Harbor Matching Contribution for any whole or partial payroll period that ends on the Closing Date.  Notwithstanding anything to the contrary in Section 12.8, a loan note that: (a) is held by the Trustee of the Plan as security for a loan made from the Plan to a Transferred Employee and (b) evidences the repayment obligation of such Transferred Employee, may be rolled over to the Superior 401(k) Plan as a direct rollover of an "eligible rollover distribution" subject to the terms and conditions of the Superior 401(k) Plan and the Plan, provided that such rollover of the note occurs within six months of the Closing Date.

*               *              *

IN WITNESS WHEREOF, CENTRAL HUDSON GAS & ELECTRIC CORPORATION has caused this January 1, 2011 restatement to be executed by its duly authorized officer, this 27 day of January, 2011.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

By:	/s/ Thomas C. Brocks

Title: Vice President - Human Resources